As filed with the Securities and Exchange Commission on December 12, 2025.

Registration No. 333-282941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alpha One Inc.

(Exact name of registrant as specified in its charter)

Wyoming	4899	27-1310226
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 203, F2.62A, 2F, Tianzhan Building

No. 4 Tanran 5th Road, Tian’an Community

Shatou Street, Futian District, Shenzhen, Guangdong Province

People’s Republic of China 518000

+86 755 82794624

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cyndy Jackson

1507 Lampman Ct

Cheyenne, WY 82007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Rockville Law Group, LLC

Li Weng, Esq.

3635 Old Court Road, #208, Baltimore MD 21208

Telephone: US +1 (410) 243 5500

China: +86 1818 622 4565

Email: wenglidk@foxmail.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (9)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.001 par value	1,428,574	$10.78	15,400,028	2,357.74

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933 based upon the closing sale price of our shares of common stock of 10.78 on July 21, 2025.

(2)	The fee is calculated by multiplying the aggregate offering amount by 0.0001531, pursuant to Section 6(b) of the Securities Act of 1933.

(3)	Includes 356,217 shares of common stock that were issued to Sun Horn Limited sold from Zhuo Wang

(4)	Includes 365,458 shares of common stock that were issued to Lin Jianhui sold from Zhongyun Global International Group Limited

(5)	Includes 318,191 shares of common stock that were issued to Yu Xiaocai sold from Zhongyun Global International Group Limited

(6)	Includes 58,101 shares of common stock that were issued to Zhang Jinlin sold from Zhongyun Global International Group Limited

(7)	Includes 124,869 shares of common stock that were issued to Cao Yong sold from Zhongyun Global International Group Limited

(8)	Includes 205,738 shares of common stock that were issued to Lin Jiayao sold from Zhongyun Global International Group Limited

(9)	Give effect to the 1-for-7 reverse stock split effected on April 25, 2025 (effective with FINRA and reflected on the OTC marketplace on April 28, 2025)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Alpha One Inc.

1,428,574 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

This prospectus relates to shares of common stock of Alpha One Inc. which may be offered by the selling shareholders for their own account.

The shares of common stock being offered by the selling shareholders pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling shareholders to the public without restriction. Each of the selling shareholders and the participating brokers or dealers may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by such selling shareholder, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act. The selling shareholders must offer and sell their shares for the fixed price of $1.000 for the duration of the offering.

The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling shareholders, and we cannot predict when or in what amounts any of the selling shareholders may sell any of our shares of common stock offered by this prospectus.

Our common stock is quoted on the OTC Pink Marketplace under the symbol “AOAO.” On July 21, 2025, the closing price of our common stock was $10.78.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the selling shareholders of the shares of our common stock covered by this prospectus. We are paying the expenses incurred in registering the shares.

Alpha One Inc. (“AOAO”) is not an operating company but a holding company incorporated in the State of Wyoming. Substantially all of the business operations are conducted in the People’s Republic of China (“PRC” or “China”) by our PRC subsidiary. Shares of common stock registered in this prospectus are shares of a U.S. holding company, which does not conduct operations. As used in this prospectus, “we,” “us,” “our” or “the Company” refers to Alpha One Inc. Or the U.S. holding company.

We face various legal and operational risks and uncertainties relating to our subsidiary’s operations in China. Because substantially all of our operations are conducted in China through our PRC subsidiary, the Chinese government may intervene or influence the operation of our PRC subsidiary and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in operations of our PRC subsidiary and/or the value of our common stock. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors - Risks Related to Doing Business in China -Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 18.

In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As of the date of this prospectus, we have not engaged in any monopolistic behavior and our business does not control more than one million users’ personal information as of the date of this prospectus, implicate cybersecurity, or involve any other type of restricted industry. However, we cannot affirm that PRC regulators share the same interpretation. Because these statements and regulatory actions are new and subject to change, it is difficult for us to predict how quickly the legislative or administrative regulation making bodies in China will respond to companies, or what existing or new laws or regulations will be amended or promulgated, if any, or the potential impact such amended or new legislation will have on our daily business operations or our ability to accept foreign investments and list on a U.S. stock exchange. See “Prospectus Summary — Recent PRC Regulatory Developments” beginning on page 4 of this prospectus.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The New Overseas Listing Rules requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to of such filed underwriters the CSRC within the required timeline. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offerings, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing, a secondary listing or dual listing. On the same day, the CSRC also held a press conference for the release of the New Overseas Listing Rules and issued the Overseas Listing Notice. Under the Overseas Listing Notice, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the New Overseas Listing Rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval, which was substituted by the filing requirements upon the effectiveness of the Trial Measures, for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the CSRC filing pursuant to the New Overseas Listing Rules if it does not complete the offering or listing before the expiration of the original approval from CSRC.

On May 7, 2024, the CSRC released of the guidelines “Overseas Offering and Listing No. 7 Regulatory Requirements for Domestic Companies Transferring Offering and Listing from overseas OTC Market to Overseas Stock Exchange”, rules are, (i) According to Article 1 and Article 2 of new regulations, overseas offering and listing refers to offering and listing activities in overseas stock exchanges, and listing of domestic companies in overseas OTC market is out of scope for the filing requirement; (ii) According to Article 16 of new regulations, domestic companies that seek initial public offering or listing in overseas market shall file with CSRC within 3 working days after the relevant application is submitted overseas, and offering and listing in other overseas market than where it has offered and listed shall be filed with CSRC within 3 working days after the relevant application is submitted overseas; and (iii) According to Notice of Filing Management Arrangements for Domestic Companies Seeking Offering and Listing in Overseas Market, since new regulations came into effect (which is 31st March, 2023), domestic companies that have submitted application to overseas market other than where it has offered and listed, but do not get approval from overseas regulator or stock exchanges yet, shall file with CSRC before offering and listing procedures are completed. We are listing in overseas OTC market and not transferring Offering and Listing from Overseas OTC Market to Overseas Stock Exchange currently. According to the CSRC Guidelines of Regulatory Rules, we are not subjected to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020, and was amended by the Consolidated Appropriations Act, 2023 enacted on December 29, 2022. The amended HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit our Common stock from being traded on a national securities exchange or in the over-the-counter trading market in the United States. The Consolidated Appropriations Act, 2023 reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years. The PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in those jurisdictions. Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations (“PCAOB Identified Firms”). Our auditor, Bush & Associates CPA LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Bush & Associates CPA LLC is headquartered in Nevada, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the Determination Report. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021, determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a “Commission-Identified Issuer” following the filing of the annual report on Form 10-K for the relevant fiscal year. There can be no assurance that we would not be identified as a “Commission-Identified Issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. The delisting of our Common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our operations and the value of our Common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause the value of such securities to significantly decline or become worthless.

Cash may be transferred within our organization in the following manners: (i) we may transfer funds to our PRC subsidiary by way of capital contributions or loans, through intermediate holding companies, such as our Hong Kong subsidiary; (ii) we or our intermediate holding company may provide loans to our PRC operating subsidiary directly and vice versa; and (iii) our PRC subsidiary may make dividends or other distributions to us through our intermediate holding subsidiaries.

As of the date of this prospectus, we have not made dividend or other distributions to our shareholders. We may pay dividends to our shareholders subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the payment of such dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and liquidity requirements, including payment of any debt we may incur outside of China and our expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash or assets in the business is in the PRC or a PRC subsidiary, the cash or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our or our subsidiaries’ ability by the PRC government to transfer cash or assets. PRC laws and regulations applicable to our PRC subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations. Our PRC subsidiaries may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries are required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits to discretionary funds. These reserve funds and discretionary funds are not distributable as cash dividends. Furthermore, dividends paid by our WFOE subsidiaries to their parent companies will be subject to a 10% withholding tax, which can be reduced to 5% if certain requirements are met. The PRC government also imposes restrictions on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. As such, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. As of the date of this prospectus, none of our subsidiaries has made any dividends or other distributions to us.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is December 12, 2025.

Alpha One Inc.

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation that relate to our business, and more specifically, how we market and sell products; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

In this Prospectus, the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Alpha One Inc. Or U.S. Holding Company, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

Corporate History

Alpha One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009, the Company filed the Certificate of Amendment to change the name from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

2

On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, Alpha One Inc. (“AOAO,” or the “Company”) completed its merger with Zhongyun (BVI). (“Zhongyun BVI”) and Zhongyun BVI’s wholly-owned subsidiary, Shenzhen Zhongyun Communication Technology Co., Ltd” (“Shenzhen Zhongyun”), pursuant to the terms of a definitive share exchange agreement dated March 23, 2023.

Upon completion of the merger, all of the outstanding shares of Zhongyun BVI’s common stock were exchanged for 25,450,086 shares of common stock of AOAO. Prior to the merger, Shuhua Liu and her spouse directly and indirectly obtained the total 49.65% controlled of AOAO, and 50% indirectly controlled of Zhongyun BVI by Zhongyun Global International Group Limited. Shuhua Liu is the sole director of AOAO and Zhongyun BVI. As AOAO and Zhongyun BV were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting. Following the Merger, Shuhua Liu and her spouse directly and indirectly obtained the 49.77% controlled of AOAO. Immediately after completion of such share exchange, the Company has a total of 10,973,087 issued (given effect of the Reverse Stock Split, see Note 17) and outstanding shares of common stock, with authorized common shares of 450,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Zhongyun BVI is now a wholly owned subsidiary.

On November 16, 2023, the former director and CEO Zhuo Wang transferred 2,841,433 shares (given effect of the Reverse Stock Split, see Note 17) to Sun Horn Limited, 605,677 shares (given effect of the Reverse Stock Split, see Note 17) to Shuh,ua Liu and 195,752 shares (given effect of the Reverse Stock Split, see Note 17) Xinli Chen for free.

On May 28, 2024, 3,635,727 shares (given effect of the Reverse Stock Split, see Note 17) of common stock of AOAO transferred from Zhongyun Global International Group Limited to seventy-one individuals (including Shuhua Liu 223,005 shares (given effect of the Reverse Stock Split, see Note 17)) and two corporates, after the transferred, Shuhua Liu and her spouse directly and indirectly held total 8,114,396 shares (given effect of the Reverse Stock Split, see Note 17), or 66.646% of outstanding shares.

On April 25, 2025, the Company effected a one for seven reverse stock splits (referred to herein as “reverse split”) of the issued and outstanding shares of common stock, $0.001 par value, by filing a Certificate of Change with the Secretary of State of the State of Wyoming. The reverse split became effective with FINRA and in the OTC marketplace on April 28, 2025 when the common stock began trading on a split-adjusted basis. Prior to the reverse split, there were 76,809,533 shares of common stock issued and outstanding. As a result of the reverse split, the Company has 10,973,094 shares of common stock issued and outstanding. Unless otherwise stated, all shares and per share amounts in this prospectus have been retroactively adjusted to give effect to this reverse stock split.

Our Company structure is shown in the below chart. The percentages denote ownership.

3

Zhongyun (BVI) Limited (“Zhongyun BVI”) was incorporated in the British Virgin Islands on December 6, 2022 with limited liability.

Zhongyun Investment Hong Kong Limited (“Zhongyun HK”) which is 100% owned by Zhongyun BVI, was incorported in the HongKong on December 23, 2022, Zhongyun HK is an investment holding company with no operations. On March 2, 2023, Zhongyun HK acquired Shenzhen Zhongyun Communication Technology Co., Ltd.

Shenzhen Zhongyun Communication Technology Co., Ltd, a Chinese company, a wholly foreign owned enterprise (WFOE), also referred to herein as “Shenzhen Zhongyun”, which was incorporated on August 25, 2020 by the controlling shareholder, Shuhua Liu. Shenzhen Zhongyun is principally engaged in the electronic products trading and telecommunication engineering servicess in the People’s Republic of China (“PRC”).

Shenzhen Zhongyun is the company through which we operate, and which shares our business plan with the goal of developing and providing modern electronic products trading and telecommunication engineering services to our future clients.

The Company’s mailing address is No. 203, F2.62A, 2F, Tianzhan Building, No. 4 Tanran 5th Road, Tian’an Community, Shatou Street, Futian District, Shenzhen, Guangdong Province, China. The telephone number is +86 755 82794624.

Status of “Smaller Reporting Company”

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations. We have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates is equal to or exceeds $250 million and (2) our annual revenues were equal to or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or exceeds $700 million.

Recent PRC Regulatory Developments

In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and the Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce of the People’s Republic of China (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the Measures for the Safety Examination of Foreign Investment. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Opinions”). These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law of the PRC (the “Cybersecurity Law”) and the Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors — Risks Related to Doing Business in China on page 15 to page 20, Any failure to comply with applicable laws and requirements could have a material and adverse effect on our business.

4

On December 28, 2021, the Cybersecurity Review Measures (2021 version), which were promulgated and became effective on February 15, 2022, provide that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further list the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC requires that under the new rules, companies possessing personal information of more than one million users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” Any failure to comply with applicable laws and requirements could have a material and adverse effect on our business.

As of the date of this prospectus, we have not engaged in any monopolistic behavior and our business does not control more than one million users’ personal information, implicate cybersecurity, or involve any other type of restricted industry. As advised by our PRC legal counsel, Inner Mongolia Shuoda Law Firm, as of the date of this prospectus, we are not required to declare a cybersecurity review with the CAC, according to the Measures for Cybersecurity Review, since we are not an online platform operator carrying out data processing activities that affect or may affect national security, and currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review. As of the date of this prospectus, we have not received any notice from any authorities identifying us as CIIOs or requiring us to undergo a cybersecurity review or network data security review by the CAC. However, we cannot affirm that PRC regulators share the same interpretation. Because these statements and regulatory actions are new and subject to change, it is difficult for us to predict how quickly the legislative or administrative regulation making bodies in China will respond to companies, or what existing or new laws or regulations will be amended or promulgated, if any, or the potential impact such amended or new legislation will have on our daily business operations or our ability to accept foreign investments and list on a U.S. stock exchange.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The New Overseas Listing Rules requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to of such filed underwriters the CSRC within the required timeline. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offerings, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing, a secondary listing or dual listing.

On the same day, the CSRC also held a press conference for the release of the New Overseas Listing Rules and issued the Overseas Listing Notice. Under the Overseas Listing Notice, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the New Overseas Listing Rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval, which was substituted by the filing requirements upon the effectiveness of the Trial Measures, for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the CSRC filing pursuant to the New Overseas Listing Rules if it does not complete the offering or listing before the expiration of the original approval from CSRC.

On May 7, 2024, the CSRC released of the guidelines “Overseas Offering and Listing No. 7 Regulatory Requirements for Domestic Companies Transferring Offering and Listing from overseas OTC Market to Overseas Stock Exchange”, rules are, (i) According to Article 1 and Article 2 of new regulations, overseas offering and listing refers to offering and listing activities in overseas stock exchanges, and listing of domestic companies in overseas OTC market is out of scope for the filing requirement; (ii) According to Article 16 of new regulations, domestic companies that seek initial public offering or listing in overseas market shall file with CSRC within 3 working days after the relevant application is submitted overseas, and offering and listing in other overseas market than where it has offered and listed shall be filed with CSRC within 3 working days after the relevant application is submitted overseas; and (iii) According to Notice of Filing Management Arrangements for Domestic Companies Seeking Offering and Listing in Overseas Market, since new regulations came into effect (which is 31st March, 2023), domestic companies that have submitted application to overseas market other than where it has offered and listed, but do not get approval from overseas regulator or stock exchanges yet, shall file with CSRC before offering and listing procedures are completed. We are listing in overseas OTC market and not transferring Offering and Listing from Overseas OTC Market to Overseas Stock Exchange currently. According to the CSRC Guidelines of Regulatory Rules, we are not subjected to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023.

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We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC regulatory authorities required for our operations and overseas listings. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that the approval or permissions of the CSRC, the CAC or any other regulatory authority is required for our operations through our PRC Subsidiaries and this offering and we or our PRC Subsidiaries do not receive or maintain the approvals or permissions, or we or our PRC Subsidiaries inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we or our PRC Subsidiaries are required to obtain approvals or permissions in the future, we and our PRC Subsidiaries may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC Subsidiaries’ relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from this offering into mainland China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China —  Chinese government may intervene or influence our operations in accordance with laws and regulations, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our shares” and “Risk Factors — Risks Related to Doing Business in China —Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 18, of this prospectus.

Cash Transfers and Dividend Distributions

Cash may be transferred within our organization in the following manners: (i) we may transfer funds to our PRC subsidiary by way of capital contributions or loans, through intermediate holding companies, such as our Hong Kong subsidiary; (ii) we or our intermediate holding company may provide loans to our PRC operating subsidiary directly and vice versa; and (iii) our PRC subsidiary may make dividends or other distributions to us through our intermediate holding subsidiaries.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedures for cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC regulatory authority to transfer cash or assets. As of March 31, 2025 and 2024, our PRC operating subsidiary’s cash held in RMB were $614 (equivalent ot RMB4,461) and $383,682 (equivalent to RMB2,770,310) respectively.

Under existing PRC foreign exchange regulations, payment of current account item, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as repayment of loans denominated in foreign currencies. The PRC regulatory authority may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiary to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct substantially all of our operations through our PRC operating subsidiary Shenzhen Zhongyun. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in mainland China,for our cash and liquidity requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Under Wyoming law, we is permitted to provide funding to our subsidiaries in corporated in the British Virgin Islands and Hong Kong through loans or capital contributions as our board of directors may determine from time to time. Our subsidiary is permitted under the respective laws of the British Virgin Islands and Hong Kong to provide funding to the Company through dividend distribution without restrictions on the amount of the funds. There are no restrictions by the British Virgin Islands and Hong Kong governments on dividend distributions from Hong Kong to the British Virgin Islands and the British Virgin Islands to Wyoming.

Under the PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiary. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiary is restricted in that respect, in their ability to transfer a portion of their net assets to the Company as a dividend. As of March 31, 2025 and 2024, our PRC operating subsidiary’s net liabilities were $2,898,391 (equivalent to RMB21,044,182) and net assets $2,961,361 (equivalent to RMB21,381,980) respectively. As of March 31, 2025, all of the PRC subsidiary’s assets are restricted due to an accumulated loss. As of March 31, 2025 and 2024, our consolidated net liabilities were $3,260,869 and consolidated net assets were $2,863,826 respectively.

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The following table describes transfers among us and our subsidiaries made during the periods presented:

	For the years ended March 31		For the three months ended June 30
	2025	2024	2025	2024
	RMB	RMB	RMB	RMB
Capital contributions from us to our offshore subsidiaries (1)	-	-	-	-
Loans from us to our offshore subsidiaries	-	-	-	-
Capital contributions from our offshore subsidiaries to PRC operating subsidiary	-	-	-	-
Loans from our PRC operating subsidiaries to our offshore subsidiaries	-	-	-	-
Other amounts paid by our WFOE on our behalf of our offshore subsidiaries (2)	-	-	-	-

(1)	“Offshore subsidiaries” refer to all of our subsidiaries except our PRC subsidiary.
(2)	Cash paid by our PRC operating subsidiary to our Hong Kong subsidiaries for expenses.

As of the date of this prospectus, our Wyoming holding company Alpha One Inc., has not declared or paid dividends, made distributions, or transferred assets to its subsidiaries in the past, nor have any dividends, distributions or asset transfers been made by any our PRC Subsidiaries to Zhongyun HK, Zhongyun BVI or the Wyoming holding company. For the years ended March 31, 2025 and 2024 and for the three months ended June 30, 2025 and 2024, there was no cash transfer among our Wyoming holding company, Zhongyun BVI, Zhongyun HK and our PRC Subsidiary. Wyoming holding company’s expenses paid by the solely director Shuhua Liu for the years ended March 31, 2025 and 2024 and for the three months ended June 30, 2025 and 2024. We do not have any current plan to declare or pay any cash dividends on our ordinary shares in the foreseeable future after this offering.

Permission Required from the PRC Authorities with respect to Operations and Securities Listing

As of the date of this prospectus, we and our PRC subsidiary have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China, and no permission or approval has been denied or revoked.

As an enterprise engaged in intelligent product sales and telecommunication engineering services business, our PRC subsidiary is not operating in an industry that prohibits or limits foreign investment. We and our PRC subsidiary are not required to obtain permissions from the CSRC, the CAC or any other PRC authorities to operate, other than the permits and approvals our PRC subsidiary have already received. However, if we or our subsidiary do not receive or maintain required permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain such permissions or approvals in the future, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Our PRC subsidiaries are required to obtain certain permits and licenses from the PRC government agencies to operate our business in China, including: (a) business licenses, (b) Construction Enterprise Qualification Certificate, and (c) Safety Production License. We have received such licenses or certificates pursuant to PRC Law.

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On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and relevant five supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. The New Overseas Listing Rules provide that if the issuer meets the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as an indirect overseas offering subject to the filing procedures as set forth under the New Overseas Listing Rules: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place(s) of business are located in mainland China, or the majority of senior managers in charge of its business operations and management are PRC citizens or domiciled in mainland China. According to the New Overseas Listing Rules, we shall file with the CSRC within three (3) business days after our first submission of listing application documents overseas, and if we apply for the CSRC to postpone to publicize our filing information, we shall report to the CSRC within three (3) business days since our first public filing day. Furthermore, we shall also report to the CSRC with the offering after the overseas offering finished. The New Overseas Listing Rules also require subsequent overseas securities offering in the same overseas market to be filed within three (3) business days after the completion of such subsequent offering, and subsequent reports to be filed with the CSRC on material events within three (3) business days after the occurrence and public disclosure of such material events, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities, change of listing status or transfer of listing segment or voluntary or forced delisting of the issuer who have completed overseas offerings and listings.

On the same day, the CSRC also held a press conference for the release of the New Overseas Listing Rules and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies (the “Overseas Listing Notice). Under the Overseas Listing Notice, if company (i) has already completed overseas listing; or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the New Overseas Listing Rules and also completes the offering or listing before September 30, 2023, such company will be considered as an “existing listed company” and is not required to make any filing until it conducts a new offering in the future. If a company has already submitted offering and listing applications but has not obtained the approvals from overseas securities regulators or exchanges, such company shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. Companies that have already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing, and shall make the filing pursuant to the New Overseas Listing Rules if they do not complete the offering or listing before the expiration of the original approval from CSRC.

On May 7, 2024, the CSRC released of the guidelines “Overseas Offering and Listing No. 7 Regulatory Requirements for Domestic Companies Transferring Offering and Listing from overseas OTC Market to Overseas Stock Exchange”, rules are, (i) According to Article 1 and Article 2 of new regulations, overseas offering and listing refers to offering and listing activities in overseas stock exchanges, and listing of domestic companies in overseas OTC market is out of scope for the filing requirement; (ii) According to Article 16 of new regulations, domestic companies that seek initial public offering or listing in overseas market shall file with CSRC within 3 working days after the relevant application is submitted overseas, and offering and listing in other overseas market than where it has offered and listed shall be filed with CSRC within 3 working days after the relevant application is submitted overseas; and (iii) According to Notice of Filing Management Arrangements for Domestic Companies Seeking Offering and Listing in Overseas Market, since new regulations came into effect (which is 31st March, 2023), domestic companies that have submitted application to overseas market other than where it has offered and listed, but do not get approval from overseas regulator or stock exchanges yet, shall file with CSRC before offering and listing procedures are completed.

We are listing in overseas OTC market and not transferring Offering and Listing from Overseas OTC Market to Overseas Stock Exchange currently. According to the CSRC Guidelines of Regulatory Rules, we are not subjected to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023.

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SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the selling shareholders:

Common stock offered by selling shareholders	Up to 1,428,574 shares of common stock. This represents an aggregate of 13% of our outstanding common stock. (1)

Common stock outstanding prior to the offering	10,973,087 shares

Common stock outstanding after the offering	10,973,087 shares

Terms of the Offering	The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus. as more fully provided in the Plan of Distribution section. of this prospectus commencing Page 39

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the. shares of Common Stock covered by this prospectus.

Risk factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

OTC Pink Trading Symbol	“AOAO”

(1) Based on 10,973,087 shares of common stock outstanding as of December   , 2025

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Registration Statement, including our consolidated financial statements and related notes, before making a decision to invest in our common stock. Any of the following risks could have an adverse effect on our business, operating results, financial condition and prospects, and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. Our business, operating results, financial condition and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

We consider the following to be the material risks for an investor regarding our common stock. Our Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Registration Statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business and Industry

The Company’s projects are concentrated in the South of China, in particular Guangdong Province, and any material change pertaining to Guangdong Province may materially and adversely affect the Company’s business, results of operations and profitability

The Company was founded and is based in Shenzhen City Guangdong Province, there were thirteen contracts under construction, all the projects located at Guangdong Province (that including twenty-one cities) and a project located at Guangxi Province during the year ended March 31,2024 and 2025 The revenue derived from projects located in Guangdong Province and Guangxi Province during the year ended March 31, 2024 and 2025. and the majority of the revenue derived from projects located in Guangdong Province and minority from Guangxi Province for the year ended March 31, 2024 and 2025. Given the Company’s concentration in revenue from Guangdong Province, the Company’s business is highly subject to the economic conditions and government policies which affect the Company’s business, results of operations and profitability.

The Company’s business operates on a non-recurring and project by project basis, failure to obtain new projects, and uncertainties in achieving objective of annual output, could materially affect the Company’s business and results of operations

The Company’s business operates on a project-by-project basis, as such they are non-recurring in nature. The Company has planned the annual output (represents the value of completed telecommunication engineering services, including accepted and pending acceptance work, for the fiscal year. It does not represent expected revenues.) and profits according to the projects under construction and coming projects (refer to the projects that the Company anticipates opportunities to participate in bidding or tending in the future), in order for the Company to undertake new projects, the Company must either participate in open tendering to compete for project made available by potential customers or await customers to approach the Company to solicit its services. As such, given the non-recurring nature of the Company’s projects, the Director believe that the Company’s future growth and success will depend on the Company’s ability to continue to secure projects. The Company cannot assure you that it will be able to secure projects from the Company’s existing or potential customers. In the event that there is a significant decrease in the number of projects or scale in terms of contract value of the projects awarded by the Company’s customers, the Company’s business and results of operations may be materially and adversely affected. The Company’s current revenue, which is on a non-recurring project basis and sales of third party product, is substantially less than our objective, and that substantial doubt exists regarding our ability to continue as a going concern.

We have historically relied on, and expect to continue to rely on one supplier on the supply of our intelligent products, the loss of which could adversely affect our business, financial condition and results of operations

We have historically relied on one supplier “Shenzhen JingMeiJing Technology Co., Ltd” for the supply of our intelligent products. For the fiscal years ended March 31, 2025 and 2024, the supplier accounted for approximately nil and 81% of our total purchases respectively. For the three months ended June 30, 2025, we relied on one supplier “Shenzhen Wangjie Technology Co., Ltd” for the supply of our intelligent products.

We have purchased, and expect to continue to purchase products from the supplier under our purchase agreements with it. Our agreement with the supplier is valid for two years after the products acceptance is qualified. These agreements may be terminated or rescinded earlier by mutual agreements to terminate, or occurrence of force majeure. In the event that we are unable to purchase products upon early termination or expiration of our agreement with the supplier, our business would be harmed.

The unavailability of certain products, delays in the delivery of certain products or the delivery of products that does not meet our specifications could impair our ability to meet customers’ orders. We are also subject to credit risk with respect to our suppliers. If any such suppliers become insolvent, an appointed trustee could potentially ignore the contracts we have in place with such party, resulting in increased charges or the termination of the supply contracts. We may not be able to replace a supplier within a reasonable period of time, on as favorable terms or without disruption to our operations. Any adverse changes to our relationships with suppliers could have a material adverse effect on our image, brand and reputation, as well as on our business, financial condition and results of operations.

We are highly dependent on the service of Ms. Shuhua Liu of the Company and our President, Secretary, Treasurer and Chairman of the Board of Directors

We are highly dependent on the services of Ms. Shuhua Liu, Alpha One Inc. and our Chief Executive Officer. Although Ms. Shuhua Liu spends significant time (seven hours per working day) with the Company and is highly active in our management, she does not devote her full time and attention to the Company. For example: Ms. Shuhua Liu also currently holds management positions at Alpha One Holdings Co., Ltd, she reviewed the management report quarterly and yearly, which took her about half a day monthly to handle the matter.

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The Company had operating cash outflows for the years ended March 31, 2025 and 2024, and the Company’s cash flows may deteriorate due to potential mismatches in the time between receipt of payments from the Company’s customers, and payments to the Company’s suppliers, failure to appropriately evaluate the credit profile of our customers and/or delay in settlement of accounts receivable from our customers which may impact its operating cash flow position

The Company relies on its suppliers to provide the necessary labour and materials for its projects, and relies upon the cash inflow from its customers to meet the payment obligations towards its suppliers. The Company’s cash inflows are dependent upon a variety of factors including certification by its customers and the prompt settlement of its invoices. If such payment is delayed, the Company may be required to fund the cost of works for a lengthy period of time until the Company’s payment application is approved and paid for. As at March 31, 2025 and 2024, the Company’s accounts payable, accrued and other payables amounted to $4.70 million and $5.66 million respectively. Whereas for the corresponding dates, the Company’s account receivables amount to $3.18 million and $9.75 million respectively. As at June 30, 2025, the Company’s accounts payable, accrued and other payables amounted to $5.10 million and the net accounts receivable amount to $2.84 million. Nevertheless, even if the Company’s customers settle such payments on time and in full, there can be no assurance that the Company would not experience any significant cash flow mismatch which would affect the Company’s operating cash flow position as the Company may be required to provide prepayments pursuant to the arrangement with its suppliers. For the years ended March 31, 2025 and 2024 and for the three months ended June 30, 2025, the Company would in certain circumstances, depending on the scale of works required, provide its material suppliers with an advance payment of approximately 30% of the contract value as stipulated in the work order. Hence, if the Company undertakes a large number of projects, it would pose significant pressure on its cash flow and the Company may record net operating cash outflow.

Due to uncertainty of the timing of collection, we established an allowance for doubtful accounts based on account analysis and historical collection trends. We established a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect due amounts. The allowance is based on management’s best estimates of specific losses on the exposures and a provision on historical trends of collections. Based on the management of customers’ credit and ongoing relationship, management determines whether any balances outstanding at the end of the period will be deemed uncollectible, both on customer basis and through an aging analysis basis. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of March 31, 2025, we have net accounts receivable of $3,182,171, 1% within 3 months not past the original due date, 19% within 4 to 12 months and 80% within 13 to 24 months past the original due date and as of June 30, 2025, we have net account receivable of $2,839,971, 17% within 3 months not past the original due date, 10% within 4 to 12 months and 73% within 13 to 24 months past the original due date.

We have implemented policies and measures to enhance our credit risk management and improve the collection of overdue or long-outstanding accounts receivable. However, given the nature of our business, we cannot guarantee that our substantial accounts receivable position will not persist.

Any deterioration in the credit profile of our customers or delays in their payments could impact our cash flow. If we are required to rely on bank or other borrowings to meet our liabilities, it could place significant pressure on our operating cash flow. This may lead to adverse effects on our business operations, financial performance, and potential liquidity risks in the future.

Failure to properly estimate the risks, time and cost involved in a project or delays in completion may lead to cost overruns and affect the Company’s financial conditions and profitability

When determining the offer price for its projects, the Company generally adopts a cost-plus pricing model after taking into account factors including, the nature, scale, complexity and location of the relevant project, as well as the estimated material, labour and equipment cost. As such, whether the Company is able to achieve its target profitability in any project is significantly dependent on its ability to accurately estimate and control these costs. The actual time taken and cost involved in implementing the Company’s project may be adversely affected by a number of factors, such as shortage or cost escalation of materials and labor, adverse weather conditions, accidents, and any other unforeseen problems and circumstances. As of the aforesaid factors may give rise to delays in completion of works or cost overruns, which in turn result in a lower profit margin or even a loss for a project, thereby materially and adversely affecting the Company’s financial condition, profitability or liquidity.

The Company’s performance depends on prevailing market conditions and trends in the Telecommunications Infrastructure Services industry, and Infrastructure Digitalisation Solution Services industry and in the overall state of economy in PRC

All of the Company’s operations are based in, and all of the Company’s revenue was derived from the PRC for the years ended March 31, 2024 and 2025, and the Directors expect the Company’s business will continue to be based in the PRC. Accordingly, the Company’s future performance depends on the prevailing market conditions and trends in the telecommunications industry in the PRC. The future growth and level of profitability is likely to depend primarily upon the continued availability of large-scale projects, which will be determined by the interplay of various factors. These factors include, in particular, the PRC government’s policies and initiatives, the spending budgets and patterns of the Company’s customers, and the general conditions and prospects of the PRC economy. If the government authorities adopt regulations that place additional restrictions or burdens on the telecommunications industry, the Company’s customers may be more conservative in their spending budgets, and the demand for Telecommunications Infrastructure Services and Infrastructure Digitalisation Solution Services in the PRC may deteriorate, which in turn materially and adversely affect the Company’s operations and profitability. In addition, the Company’s performance and financial condition also depend on the state of the economy in the PRC. If there is a downturn in the economy of the PRC, the Company’s results of operations and financial position may be adversely affected. In addition to economic factors, social unrest or civil movements may also affect the state of the economy in the PRC, and in such cases, the Company’s operations and financial position may also be adversely affected.

The Company is exposed to claims arising from latent defects that may be caused by itself or its suppliers in the past, the discovery of which may have material negative impact on the Company’s reputation, business and results of operations

The Company may face claims arising from latent defects that might be existing but not yet discovered or developed. Such possible latent defects may be caused by the Company itself or its suppliers in the past. If there are claims against the Company for such latent defects when they are discovered, the Company may be held primarily liable even if the defects are caused by its suppliers without the Company’s fault. Further, due to the passage of time, the Company may be unable to locate the relevant suppliers to hold them accountable, or to procure them to rectify the defect (if it is rectifiable at all), or obtain compensation for any loss or damages caused by such defects. Latent defects may include use of materials not meeting the specifications as stipulated in the relevant contracts, which may not be discovered despite the inspection and acceptance by the customers of the works prior to completion, and remain undiscovered for years after the completion of the relevant project.

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In the event that there are any significant claims against the Company by its customers or other party for any latent defects, the Company’s results of operations and financial position may be materially and adversely affected. Even if such latent defects do not involve any non-compliance with laws or regulations, or breach of any contractual obligations on the Company’s part, it may be required to rectify such defects or take preventive or remedial measures, such as conducting reviews, tests or examinations on the works in the past, because of the negative publicity or to prevent the reputation of the Company from being negatively affected. As a result, the Company’s operation, business and results of operations may be materially and adversely affected.

Legal and arbitration proceedings may arise and affect the Company’s business, operations and financial results

The Company may be subject to claims in respect of various matters from its customers, suppliers, workers and other parties concerned with the Company’s projects from time to time. Such claims may include claims for compensation for late completion of works and delivery of substandard works or, claims in respect of personal injuries and labour compensation in relation to the works, for which the Company may have to incur costs to defend itself in legal and arbitration proceedings. If the Company is not successful in defending itself in any proceedings, it may be liable to pay damages. Such payments may be significant, and if fall outside the scope and/or limit of the Company’s insurance coverage or monies retained from its labour suppliers, the Company’s business operations and financial position may be adversely affected.

Legal proceedings can be time-consuming, expensive, and may divert the Company’s management’s attention away from the operation of the Company’s business. Any claims or legal proceedings to which the Company may become a party in the future may have a material and adverse impact on the Company’s business. The Company also need to divert resources and incur extra costs to handle the aforementioned outstanding and potential claims, which could affect the Company’s corporate image and reputation in the telecommunications industry if they were published by the press. If the aforementioned claims were successfully made against the Company, it would result in legal costs and damages to be paid to the claimants, which in turn could materially and adversely affect the Company’s revenue, results of operations and financial position.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our audited consolidated financial statements as of March 31, 2025 and 2024 have been prepared under the assumption that we will continue as a going concern. For the year ended March 31, 2025, we have incurred a net loss of $6,142,321 and net cash used in operating activities of $1,695,892. For the three months ended June 30, 2025, we have incurred a net loss of 327,941 and net cash used in operating activities of $170,673. Our independent registered public accounting firm has issued a report that included an expressing substantial doubt in our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, collect the accounts receivable, reduce expenditures, and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We rely entirely on the operations of Shenzhen Zhongyun. Any successes or failures of Shenzhen Zhongyun will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

At present, we share the same business plan as, and rely entirely upon, Shenzhen Zhongyun. Any successes or failures of Shenzhen Zhongyun will directly impact our financial condition and may cause your investment to be either positively or negatively impacted. As such, in the event that the business of operations of Shenzhen Zhongyun were to fail, then our own business would, in turn, fail as well. We would be forced to either drastically alter our business strategy, or we would likely cease operations entirely, which could result in the whole or partial loss of any investments made in the company.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

The domestic competition in the electronic products trading and telecommunication engineering services is quite fierce. We may face the competition challenges in the industry, including price competition, advertising campaign, product introduction and increasing customer service business. If our competitive action has a significant impact on our competitors, it may provoke them against or respond to the action, including the information on price, volume, competitive pattern and outsourcing cost, etc.

There may be potential entrants in our industry, either a new enterprise or an enterprise originally engaged in other industries with a diversified business strategy. Potential entrants will bring new production capacity and require a certain market share. The threat to the industry posed by potential entrants depends on the barriers to entry in the industry and the strong reaction of existing enterprises after entering the new industry. If the enterprises entering the industry are mature in size and technology, they may negatively affect our current and future results of operations.

We face increasingly intense competition in markets in which we operate.

Some of our competitors may have greater financial, sales and marketing, research and development, manpower, or other resources than we do. Some new market entrants may acquire market share by leveraging existing business relationships and acquiring new technologies from third parties. Our competitors may also be more responsive to changes in technologies or customer requirements, or offer similar products or services at lower prices. All of the foregoing factors may intensify market competition, and we may face pressure in product and service pricing and competition for orders. Any adverse or unforeseeable change in our competitive environment may have a material and adverse effect on our business, prospects, results of operation and financial position.

There are uncertainties regarding the interpretation and enforcement of PRC laws and regulations

The Company’s operating subsidiary is principally based in the PRC and is subject to the laws and regulations of the PRC. The PRC legal system is based on statutory laws. Under this system, prior court decisions may be cited for reference but do not have binding precedential effect. Since 1979, the PRC government has been developing a comprehensive legal system and considerable progress has been made in the promulgation of laws and regulations dealing with economic matters, such as corporate organization and governance, property title, foreign investment, commerce, taxation and trade. As these laws and regulation are relatively new and evolving, and because of the limited volume of published cases and judicial interpretations, and the non-binding nature of prior court decisions, the interpretation and enforcement of these laws and regulations involves some uncertainties. Such uncertainties may lead to difficulties in enforcing the Company’s rights and in resolving disputes with any persons and could result in unanticipated costs and liabilities.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and improve the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. While we have quality control programs in place, in the event we experienced an issue with product quality, we may experience recalls or liability in addition to business disruption which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect due to less oversight and control as a result of the outsourcing of some of our operations. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

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Uncertainty about future market prices (interest rates, exchange rates, stock prices and commodity prices) can adversely affect our business.

Market risks can be divided into interest rate risks, exchange rate risks, stock price risks and commodity price risks. These market factors may directly affect our production, or competitors, suppliers or consumers may indirectly affect our business. Our business model may be suppressed if substitutes emerge in the market for our products, which are other products that can achieve the same function. The threat of alternatives is threefold:

1. The competitiveness of substitutes in price;

2. Satisfaction with the quality and performance of substitutes;

3. How easy it is for customers to switch to substitutes.

At present, there is no substitute for the product itself, unless it is an industry substitute or a new technology emerges. For example, the emergence of new energy vehicles or disruptive products. This will have a destructive effect on our sales

We have historically relied, and expect to continue to rely, a large portion of our revenue was generated from our major customers, and we do not have long-term contract with them. The loss of any of major customers could significantly harm our business, financial condition and results of operations.

For the three months ended June 30, 2025, we have two customers accounted for 81% and 16% of the Company’s total revenues. For the years ended March 31, 2025, we have two customers accounted for 30% and 64% of total revenues. For the years ended March 31, 2024, we three major customers accounted for 40%, 16% and 12% of total revenues. There is no assurance that we would be able to increase the number of customers to reduce our reliance on our major customers. We do not have long-term sales agreements or other contractual assurances as to future sales of our major customers except for sales contract related to intelligent products and construction contract for telecommunication projects. The sales are generally concluded on an order -by -order basis under business purchase order. Our major customers from construction contract for telecommunication projects will make the payment based on per-project basis, such as 50% of the construction fee for the completed projects will be paid 15th of the following month; 30% will be paid after the site acceptance and 20% will be paid on half year after the acceptance is completed.

There is no assurance that our customers will continue to place orders to us; or their future orders will be at a comparative level or on similar terms as in prior years. It is uncertain that we would be able to retain our major customers or solicit new customers to offset the impact from any loss of such customers. Any reduction in revenue from our existing customers and/or any loss of our major customers could have a material adverse effect on our profitability and financial performance. As a result, if we fail to successfully attract or retain new or existing major customers or if existing major customers run fewer products or services purchase with us, defer or cancel their insertion orders, or terminate their relationship with us altogether, whether through the actions of their agency representatives or otherwise, our business, financial condition and results of operations would be harmed.

An increase in the cost of energy or the cost of environmental regulatory compliance could affect our profitability.

The energy costs could continue to rise, which would result in higher transportation, freight and other operating costs. We may experience significant future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to our operating facilities in order to meet environmental regulatory requirements. Future operating expenses and margins will be dependent on the ability to manage the impact of cost increases. We cannot guarantee that it will be able to pass along increased energy costs or increased costs associated with environmental regulatory compliance to our customers through increased prices.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

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We may engage in acquisitions, investments or strategic alliances in the future, which could require significant management attention and materially and adversely affect our business and results of operations.

We may identify strategic partners to form strategic alliances, invest in or acquire additional assets, technologies or businesses that are complementary to our existing business. These investments may involve minority stakes in other companies, acquisitions of entire companies or acquisitions of selected assets.

Any future strategic alliances, investments or acquisitions and the subsequent integration of the new assets and businesses obtained or developed from such transactions into our own may divert management from their primary responsibilities and subject us to additional liabilities. In addition, the costs of identifying and consummating investments and acquisitions may be significant. We may also incur costs and experience uncertainties in completing necessary registrations and obtaining necessary approvals from relevant government authorities in China and elsewhere in the world. The costs and duration of integrating newly acquired assets and businesses could also materially exceed our expectations. Any such negative developments could have a material adverse effect on our business, financial condition, results of operations and cash flow.

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting.

We identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified include (i) the Company did not maintain a functioning independent audit committee and did not maintain an independent board; (ii) the Company had inadequate segregation of duties; and (iii) the Company had an insufficient number of personnel with an appropriate level of U.S. GAAP knowledge and experience and ongoing training in the application of U.S. GAAP and SEC disclosure requirements commensurate with the Company’s financial reporting requirements.

As of this prospectus, we have engaged a finance consulting firm with U.S. GAAP expertise to train our finance team and enhance their understanding of accounting standards and reporting practices. To address segregation of duties and improve oversight, we have increased staffing in our finance department.

We are also planning to establish an independent audit committee and are actively identifying qualified candidates with relevant expertise to oversee financial reporting and internal controls. Additionally, we intend to recruit a financial controller experienced in U.S. GAAP to strengthen financial management and ensure compliance with regulatory requirements.

These initiatives will involve additional costs, including increased salaries and consulting fees. We anticipate fully addressing the identified material weaknesses within approximately one and a half years, contingent on the successful implementation of these measures and the recruitment of qualified personnel.

If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

An occurrence of a natural disaster, widespread health epidemic or other outbreaks, such as COVID-19, could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business could be materially and adversely affected by natural disasters or the outbreak of a widespread health epidemic, such as swine flu, avian influenza, severe acute respiratory syndrome (SARS) or COVID-19. The occurrence of a natural disaster or a prolonged outbreak of an epidemic illness, or other adverse public health developments in the PRC could materially disrupt the Company’s business and operations. In particular, the outbreak of COVID-19 which was first reported in late 2019 and spread within the PRC and globally, has caused significant disruption in the economic activities. As the Company’s operations, customers and suppliers are located in the PRC, the outbreak of COVID-19 in the PRC may affect the telecommunications industry, and cause temporary suspension of projects and shortage of labour, materials and equipment and other services, which would severely disrupt the Company’s operations and have a material adverse effect on the Company’s business, financial condition and results of operations. The Company’s operations could also be disrupted if any of its employees or employees of the Company’s labour suppliers were suspected of contacting, or contacted an epidemic disease, since this could require the Company and its labour suppliers to quarantine some, or all of these employees, and disinfect the works sites and facilities used for the Company’s operations. In addition, the Company’s revenue and profitability could also be reduced to the extent if any natural disaster, health epidemic or other virus outbreak harms the overall economy in the PRC. These adverse impacts, if materialize and persist for a substantial period, may significantly and adversely affect the Company’s business operation and financial performance.

Risks Related to Doing Business in China

Certain judgments obtained against us by our officers and directors may not be enforceable

We are a Wyoming corporation but most of our assets are and will be located outside of the United States. Almost all our operations are conducted in the PRC. In addition, all our officers and directors are the nationals and residents of a country other than the United States. Almost all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, since he or she is not a resident in the United States. In addition, there is uncertainty as to whether the courts of the PRC or other jurisdictions would recognize or enforce judgments of U.S. courts.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally planned economy to a freer market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its implementing rules and how they may impact our business, financial condition and results of operations.

The MOFCOM published a discussion draft of the proposed PRC Foreign Investment Law in January 2015, or the 2015 Draft FIL, according to which, variable interest entities that are controlled via contractual arrangements would also be deemed as foreign-invested entities, if they are ultimately “controlled” by foreign investors. In March 2019, the PRC National People’s Congress promulgated the PRC Foreign Investment Law, and in December 2019, the State Council promulgated the Implementing Rules of PRC Foreign Investment Law, or the Implementing Rules, to further clarify and elaborate the relevant provisions of the PRC Foreign Investment Law. The PRC Foreign Investment Law and the Implementing Rules both became effective from January 1, 2020 and replaced the major previous laws and regulations governing foreign investments in the PRC. Pursuant to the PRC Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The PRC Foreign Investment Law and the Implementing Rules do not introduce the concept of “control” in determining whether a company would be considered as a foreign-invested enterprise, nor do they explicitly provide whether the VIE structure would be deemed as a method of foreign investment. However, the PRC Foreign Investment Law has a catch-all provision that includes into the definition of “foreign investments” made by foreign investors in China in other methods as specified in laws, administrative regulations, or as stipulated by the State Council, and as the PRC Foreign Investment Law and the Implementing Rules are newly adopted and relevant government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the PRC Foreign Investment Law, the possibility cannot be ruled out that the concept of “control” as stated in the 2015 Draft FIL may be embodied in, or the VIE structure may be deemed as a method of foreign investment by, any of such future laws, regulations and rules. Our current corporate structure does not contain any VIE structures in the PRC and neither we nor any of our subsidiaries have any current intention establishing any VIEs in the PRC in the future. As of the date of this prospectus, substantially all of our business is conducted by our PRC Subsidiaries, primarily including Shenzhen Zhongyun Communication Technology Co., Ltd.

Pursuant to the FIL, the State Council shall promulgate or approve a list of special administrative measures for access of foreign investments, which is referred to as “the Negative List.” The FIL grants treatment to foreign investors and their investments at the market access stage which is no less favorable than that given to domestic investors and their investments, except for the investments of foreign investors in industries deemed to be either “restricted” or “prohibited” on the Negative List. The FIL provides that foreign investors shall not invest in the “prohibited” industries on the Negative List and shall meet such requirements as stipulated by the Negative List for making investment in “restricted” industries on the Negative List. Accordingly, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Negative List (2021), which took effect on January 1, 2022, and the NDRC and the Ministry of Commerce promulgated the Encouraged Industry Catalogue for Foreign Investment (2022 version), or the 2022 Encouraged Industry Catalogue, which took effect on January 1, 2023. Industries not listed on the Negative List (2021) are generally open for foreign investments unless specifically restricted by other PRC laws. We are engaged in the trading of intelligent products and the construction of telecommunication engineering services not including the restricted category “telecommunication value-added service”. Since our current business is not on the 2021 Negative List, to the best of our knowledge, it will not create any material adverse effect to our Company’s business.

On September 6, 2024, the Chinese government released the latest “Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Edition)”, which will take effect on November 1, 2024. The new Negative list has been reduced from 31 items to 29 items, and some specific restrictions in the manufacturing field have been removed including the deletion of the requirement that “publication printing must be controlled by Chinese parties” and the deletion of prohibiting foreign investment in the production of traditional Chinese medicine decoction pieces processing technology and products with confidential prescriptions of proprietary Chinese medicines. This marks the complete removal of restrictions on foreign investment access in the manufacturing field. Our current and planned business is neither on the 2021 Negative List Edition nor on the 2024 Edition. Thus, to the best of our knowledge, we believe the 2024 Negative List will not create any material adverse effect to the Company’s business.

If future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing structure or we expand our business activities, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, business, financial condition and results of operations.

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China’s political climate and economic conditions, as well as changes in government policies, laws and regulations which may be quick with little advance notice, could have a material adverse effect on our business, financial condition and results of operations.

Our principal executive offices are located in China and our sole executive officer and director is a resident of and is physically located in and has significant ties to China. Our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges, this may have the effect of further narrowing the list of potential businesses in China’s consumer, technology and mobility sectors that we intend to focus on for our business combination or the ability of the combined entity to list in the United States.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business and the value of our common stock.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our common stock may depreciate quickly. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Wyoming corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in China. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

Any failure or perceived failure by our PRC subsidiaries to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations.

The PRC anti-monopoly enforcement agencies have strengthened enforcement under the PRC Anti-Monopoly Law in the recent years. On December 28, 2018, the SAMR issued the Notice on Anti-monopoly Enforcement Authorization, pursuant to which its province-level branches are authorized to conduct anti-monopoly enforcement within their respective jurisdictions. On September 11, 2020, the Anti-Monopoly Commission of the State Council issued Anti-monopoly Compliance Guideline for Operators, which requires operators to establish anti-monopoly compliance management systems under the PRC Anti-Monopoly Law to manage anti-monopoly compliance risks. On February 7, 2021, the Anti-Monopoly Commission of the State Council published Anti-Monopoly Guidelines for the Internet Platform Economy Sector that specified circumstances under which an activity of an internet platform will be identified as monopolistic act as well as concentration filing procedures for business operators. According to the PRC Anti-Monopoly Law, if a business operator carries out a concentration in violation of the law, the relevant authority shall order the business operator to terminate the concentration, dispose of the shares or assets or transfer the business within a specified time limit, or take other measures to restore the pre-concentration status, and impose a fine of up to RMB500,000. On March 12, 2021, the SAMR published several administrative penalty cases in connection with concentration of business operators that violated PRC Anti-Monopoly Law in the internet sector.

On October 23, 2021, the Standing Committee of the National People’s Congress issued a discussion draft of the amended Anti-Monopoly Law, which proposes to increase the fines for illegal concentration of business operators to “no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competition; or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition.” The draft also proposes for the relevant authority to investigate transaction where there is evidence that the concentration has or may have the effect of eliminating or restricting competition, even if such concentration does not reach the filing threshold. On December 24, 2021, nine government agencies, including the NDRC, jointly issued the Opinions on Promoting the Healthy and Sustainable Development of Platform Economy, which provides that, among others, monopolistic agreements, abuse of dominant market position and illegal concentration of business operators in the field of platform economy will be strictly investigated and punished in accordance with the relevant laws.

At the present time, we have a relatively small-scale supply chain platform operations based on our market share in our product markets and other factors. We are not an operator with a dominant market position, and our operating activity cannot constitute an anti-monopoly behavior that abuses our dominant market position. We have not entered into monopoly agreements prohibited by the Anti-Monopoly Law with competing business operators. As of the date of the prospectus, we have not received a notification from the anti-monopoly regulatory authority requiring us to file the concentration of undertakings or received any related administrative penalties. We believe that we are in compliance with the currently effective PRC anti-monopoly laws in all material aspects. Nevertheless, if the PRC regulatory authorities identify any of our activities as monopolistic under the PRC Anti-Monopoly Law or the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, we may be subject to investigations and administrative penalties, and therefore materially and adversely affect our financial conditions, operations and business prospects. If we are required to take any rectifying or remedial measures or are subject to any penalties, our reputation and business operations may be materially and adversely affected.

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The Chinese government may intervene or influence our operations in accordance with laws and regulations, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. Recent regulatory developments in China may subject us to additional regulatory review, including the cybersecurity review, data security assessment and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect the business of us and the value of our securities. We cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such intervention in or influence on our business operations or action to exert more oversight and control over securities offerings and other capital markets activities, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our securities, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof.

As such, our business in China is subject to various government and regulatory interferences. The Chinese government may intervene or influence our operations in accordance with laws and regulations, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material change in our operation and the value of our securities.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government and has not received any denial to list on the U.S. exchange, it is uncertain when and whether we will be required to obtain permission from the PRC government to list and trade on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or be worthless.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income will currently only be derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities.

Our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

To our knowledge, our beneficial owners, who are PRC residents, have not completed the Notice 37 registration. And we cannot guarantee that all or any of the shareholders will complete the Notice 37 registration prior to the closing of this Offering. Failure by any such shareholders or beneficial owners to comply with Notice 37 could restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. In addition, the PRC resident shareholders who fail to complete Notice 37 registration may subject to fines less than RMB50,000.

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As these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of our securities offerings into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”), as most recently amended and effective on December 29, 2018, and the related Implementation Regulations, as amended and effective on April 23 2019. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or Company. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or Company will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders.

Because we have limited capital, we may need to raise additional capital in the future by issuing debt or equity securities, the terms of which may dilute our current investors and/or reduce or limit their liquidation or other rights.

We may require additional capital to acquire a business. We may not be able to obtain additional capital when required. Future business development activities, as well as administrative expenses such as salaries, insurance, general overhead, legal and compliance expenses, and accounting expenses will require a substantial amount of additional capital.

The terms of securities we issue in future capital raising transactions may be more favorable to new investors, and may include liquidation preferences, superior voting rights or the issuance of other derivative securities, which could have a further dilutive effect on or subordinate the rights of our current investors. Any additional capital raised through the sale of equity securities will likely dilute the ownership percentage of our shareholders. Additionally, any debt securities we issue would likely create a liquidation preference superior that of our current investors and, if convertible into shares of Common Stock, would also pose the risk of dilution.

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We may be unable to obtain necessary financing if and when required.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both in general and in the particular industry or industries in which we may choose to operate), our limited operating history and current lack of operations, the national and global economies, and the condition of the market for microcap securities. Further, economic downturns such as the current global depression caused by the COVID-19 pandemic may increase our requirements for capital, particularly if such economic downturn persists for an extended period of time or after we have acquired an operating entity, and may limit or hinder our ability to obtain the funding we require. If the amount of capital we are able to raise from financing activities, together with any revenues we may generate from future operations, is not sufficient to satisfy our capital needs, we may be required to discontinue our development or implementation of a business plan, cancel our search for business opportunities, cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms. If any of the foregoing should happen, our shareholders could lose some or all of their investment.

Because we are dependent upon Shuhua Liu, our Chief Executive Officer and director to manage and oversee our Company, the loss of her   could adversely affect our plan and results of operations.

We currently have director and officer, Shuhua Liu, who manages the Company and is presently evaluating a viable plan for our future operations. We will rely solely on her judgment in connection with selecting a target company and the terms and structure of any resulting business combination. The loss of our Chief Executive Officer, could delay or prevent the achievement of our business objectives, which could have a material adverse effect upon our results of operations and financial position.

Further, because Mr. Shuhua Liu serves as Chief Executive Officer and sole director and also holds a controlling interest in the Company’s Common Stock, our other shareholders will have limited ability to influence the Company’s direction or management.

In addition, although not likely, the officers and directors of an acquisition candidate may resign upon completion of a combination with their business. The departure of a target’s key personnel could negatively impact the operations and prospects of our post-combination business. The role of a target’s key personnel upon the completion of the transaction cannot be ascertained at this time. Although we contemplate that certain or all members of a target’s management team may remain associated with the target following a change of control thereof, there can be no assurance that all of such target’s management team will decide to remain in place. The loss of key personnel, either before or after a business combination and including management of either us or a combined entity could negatively impact the operations and profitability of our business.

Risks Related to Our Common Stock

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTC Pink Markets under the symbol “AOAO”. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

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The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new offerings, solutions and expansions by us or our competitors;
●	changes in financial estimates by securities analysts;
●	detrimental adverse publicity about us, our brand, our services or our industry;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to be the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and may continue to be subject in the future, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business, operations and reputations, which could result in a loss of your investment in our common stock.

U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade conflicts between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the United States and we conduct substantially all of our operations in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

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The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders.

We will pay for the expenses of this offering, except that the selling shareholders will pay any broker discounts or commissions or equivalent expenses and expenses of selling shareholder’s legal counsel applicable to any sale of the shares.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell some or all of their shares from time to time in the principal market on which the stock is traded at the fixed price of $1.000. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the shares by the selling shareholders. The shares may be sold directly by the selling shareholders to or through brokers or dealers, directly to purchasers or through agents designated from time to time.

DESCRIPTION OF BUSINESS

Corporate History

Alpha   One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009 the Company’s name was changed from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, Alph One Inc. (“AOAO,” or the “Company”) completed its merger with Zhongyun (BVI). (“Zhongyun BVI”) and Zhongyun BVI’s wholly-owned subsidiary, Shenzhen Zhongyun Communication Technology Co., Ltd” (“Shenzhen Zhongyun”), pursuant to the terms of a definitive share exchange agreement dated March 23, 2023.

Upon completion of the merger, all of the outstanding shares of Zhongyun BVI’s common stock were exchanged for 25,450,086 shares of common stock of AOAO. Prior to the merger, Shuhua Liu and her spuse directly and indirectly obtained the total 49.65% controlled of AOAO, and 50% indirectly controlled of Zhongyun BVI by Zhongyun Global International Group Limited. Shuhua Liu is the sole director of AOAO and Zhongyun BVI. As AOAO and Zhongyun BVI were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting. Following the Merger, Shuhua Liu and her spouse directly and indirectly obtained the total 49.77% controlled of AOAO. Immediately after completion of such share exchange, the Company has a total of 76,809,533 issued and outstanding shares of common stock, with authorized common shares of 450,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Zhongyun BVI is now a wholly owned subsidiary.

On November 16, 2023, the former director and CEO Zhuo Wang transferred 19,890,000 shares to Sun Horn Limited, 4,239,742 shares to Shuhua Liu and 1,370,258 shares Xinli Chen for free.

On May 28, 2024, 25,450,086 shares of common stock of AOAO transferred from Zhongyun Global International Group Limited to seventy-one individuals (including Shuhua Liu 1,561,033 shares) and two corporates, after the transferred, Shuhua Liu and her spouse directly and indirectly held total 56,800,775 shares, or 66.646% of outstanding shares.

On April 25, 2025, the Company effected a one for seven reverse stock splits (referred to herein as “reverse split”) of the issued and outstanding shares of common stock, $0.001 par value, by filing a Certificate of Change with the Secretary of State of the State of Wyoming. The reverse split became effective with FINRA and in the OTC marketplace on April 28, 2025 when the common stock began trading on a split-adjusted basis. Prior to the reverse split, there were 76,809,533 shares of common stock issued and outstanding. As a result of the reverse split, the Company has 10,973,094 shares of common stock issued and outstanding. Unless otherwise stated, all shares and per share amounts in this prospectus have been retroactively adjusted to give effect to this reverse stock split.

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Business Overview

We are a telecommunications infrastructure services and solutions provider, operating through our core subsidiary, Shenzhen Zhongyun Communication Technology Co., Ltd. Our operations focus on two key areas: telecommunications infrastructure services and the development of digital solutions for project management.

Through Shenzhen Zhongyun Communication, we specialize in building, installing, and maintaining complex communication networks, including base stations for 4G and 5G infrastructure, fiber-optic cable installation, and wireless network deployment. We also provide advanced solutions for transmission network development, data center (IDC) construction, and core network optimization. Our end-to-end services ensure comprehensive support across the entire telecommunications lifecycle, offering solutions from tower and antenna maintenance to network monitoring and emergency response services.

Over recent years, the business has maintained steady growth, with our Intelligent Products segment consistently being the largest contributor. This trend reflects the increasing demand for cutting-edge telecommunications solutions and our strong positioning in the market. Additionally, the diversification of our revenue streams from both product sales and construction services ensures resilience and adaptability, supporting our long-term strategic objectives and financial health.

Our customers

Our customers consist primarily of telecommunications operators and equipment manufacturers seeking infrastructure services to support their communication networks. Our customers rely on us to deliver critical solutions such as fiber-optic cable installations, wireless network deployment, data center (IDC) services, and 5G infrastructure development. These clients come from various sectors, including telecommunication, technology, and data service industries.

In addition, we serve construction and project management companies through our software solutions subsidiary. These customers use our integrated platforms to manage project workflows, financial processes, and IT infrastructure.

We ensure that our customers receive tailored and professional services that meet the rigorous demands of their industries, enhancing their operational efficiency and ensuring scalability. The expertise and quality of our services help solidify long-term relationships and attract new businesses to our growing network.

We generally require the advance payment in full for our customers before delivery of the intelligent products and payment after delivery of the telecommunication engineering services within 90 to 120 days.

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Telecommunications Infrastructure Services

Shenzhen Zhongyun specializes in providing comprehensive telecommunication infrastructure services and communication engineering solutions. We serve telecommunications operators and equipment manufacturers, offering a wide range of services that position us as a key player in the industry. Our business is divided into two main sectors: telecommunications infrastructure and related services.

●	Core Network Installation:

○	Base Station Construction: We are crucial in building base stations that support wireless communication networks, especially 4G and 5G infrastructure.
○	Wireless Network Deployment: We install and deploy wireless networks, ensuring high-speed connectivity in both urban and rural areas.
○	Fiber Optic Cable Laying: We lay the foundation for high-speed, high-bandwidth communication networks through fiber optic cable installations, essential for both local and global data transmission.

●	Network Development:

○	Data Center (IDC) Construction: We build and maintain data centers to ensure efficient data processing and storage for telecommunication providers.
○	Core and Aggregation Layer Equipment Installation: We focus on constructing critical layers of transmission networks, vital for data routing and network scalability.

●	Maintenance and Optimization:

○	Tower and Antenna Maintenance: We provide ongoing maintenance for communication towers, antennas, and associated systems like GPS and environmental control.
○	Network Optimization: We offer services to optimize 5G infrastructure and other networks, enhancing efficiency and performance.

●	Specialized Telecommunication Services:

○	Broadband Installation for Enterprises and Residences: Setting up high-speed broadband for corporate and residential customers.

Telecommunication Data Center Monitoring: Offering surveillance and operational support for data centers, ensuring uptime, security, and reliability.

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely primarily on a combination of trademark, patent, copyright, computer software and trade secret laws to establish and protect our proprietary rights.

We currently have the following ten registered patents in China:

Patent Number	Authorization Date	Expiration Date	Patent
CN202110194040.4	2022-08-19	2041-02-21	A Security Method Based on 5G Network Communication Base Stations
CN202223408295.5	2023-03-28	2032-12-16	A Multifunctional Terminal Information Collection Device for Base Stations
CN202320173842.1	2023-05-30	2033-01-31	Antenna Performance Testing Device for Base Station Equipment
CN202320039739.8	2023-05-30	2033-01-03	Communication Base Station Transceiver Platform
CN202320149705.4	2023-08-08	2033-01-13	A Base Station Antenna Automated Testing Device
CN202310135608.4	2023-11-03	2043-02-09	Relay Protection Communication System and Method Based on 5G
CN202211626361.8	2024-02-23	2042-12-16	A 5G Accelerator Card Communication Module, Accelerator Card, and Communication Transmission Method
CN202322759712.9	2024-06-04	2033-10-16	A 5G communication mobile base station maintenance equipment
CN202323123673.X	2024-06-11	2033-11-20	A Big Data Signal Transmission Base Station
CN202323420749.5	2024-09-10	2033-12-15	A steel structure base for 5G communication base stations

25

We currently have the following five copyrights in China:

Copyright Number	First Issue Date	Registration Date	Copyright
2023SR0640643	2022-01-20	2023-06-13	Zhongyun Communication Network Communication Management System V1.0
2023SR0648418	2022-03-19	2023-06-13	Zhongyun Communication Base Station Metering and Control System V1.0
2023SR0654779	2022-04-20	2023-06-14	Zhongyun Communication 5G Terminal Protocol Control System V1.0
2023SR0660028	2022-05-01	2023-06-14	Zhongyun Communication Base Station Communication Positioning Monitoring System V1.0
2023SR0320415	2022-08-21	2023-03-13	Zhongyun Communication 5G Security Monitoring System V1.0

We currently have the following registered licenses in China:

License Number	Issue Date	Expiration Date	Department issued
D244429374	2023-12-13	2024-12-31	Guangdong Provincial Department of Housing and Urban Rural Development
DL34414110	2022-08-02	2027-08-02	Shenzhen Futian District Housing and Construction Bureau

26

We currently have the following registered Internet domain names in China:

Internet domain names	Expiration Date
zygogo.com.cn	2029-05-07
alpha-aoao.com	2026-09-16

The Company’s Revenue Model

The company’s revenue model for construction services operates primarily through structured project engagements and long-term service agreements, ensuring a balance between short-term project income and ongoing service-based revenue.   The Company’s revenue model for wholesaling intelligent products is primarily through sales contracts. The Company will recognize its sales revenue upon the products received by its customers, where the ownership of the products has been transferred from the Company to the customers.

Project-Based Contracts: Revenue is generated through customized contracts for specific infrastructure projects, such as building base stations, laying fiber-optic cables, and constructing data centers. These contracts are typically milestone-driven, meaning the company is compensated at various stages of project progress—planning, installation, testing, and final delivery.

Ongoing Service Agreements: The company extends its revenue potential by offering comprehensive after-sales services and maintenance contracts. The service agreements cover essential functions like network optimization, equipment maintenance, and emergency response, ensuring continuous customer engagement.

Product Sales: A significant portion of revenue is derived from hardware and intelligent communication device sales through large-scale contracts. Payments are structured with down payments, followed by full settlement upon delivery, ensuring upfront capital and secured revenue after project completion.

Integrated Solutions: The company enhances value by packaging hardware sales with long-term service agreements, creating comprehensive client solutions that drive both immediate sales and sustained service revenue, strengthening customer loyalty.

Future Plans

The company’s strategic vision focuses on leveraging its expertise in telecommunications infrastructure to drive significant growth both domestically and internationally. By capitalizing on emerging opportunities in smart city development, AI-driven technologies, and global telecommunications, the company aims to expand its footprint and enhance its market position.

Domestically, the company will strengthen its presence in key cities within the Greater Bay Area, including Shenzhen, Guangzhou, Zhuhai, and Zhongshan. The focus will align with national initiatives, particularly in the development of 5G networks and expanding fiber-optic infrastructure to meet the increasing demands for high-speed connectivity.

On the international front, the company plans to extend its operations under China’s “Belt and Road” initiative, targeting strategic markets across Asia, Europe, and other regions. This will help position the company as a leading player in the global telecommunications and digital services industry.

The company is also committed to the growing demand for smart city infrastructure. It plans to deploy advanced telecommunications networks and contribute to the development of smarter, more connected urban environments.

In addition, the company will continue to expand its project management offerings by enhancing its platform with big data, and cloud computing capabilities to better serve the construction and project management industries. The ongoing investment in research and development will fuel innovation across telecommunications infrastructure and smart city solutions, ensuring the company remains at the forefront of industry advancements and competitive growth.

In the broader education and technology sectors, the government will increase its investment in smart technologies, supporting growth in technological products and solutions. As a result, the company plans to expand the sales of offerings, collaborate with more technological companies, and explore new business opportunities in emerging sectors.

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Employees

We have a total of 25 full-time employees across key departments. Our General Manager’s Office has one individual overseeing the company, supported by four employees in the Finance Department and one in the Financing Department. The Administration Department comprises five team members, while one employee manages the Audit Department. Our R&D Department includes five specialists focusing on innovation and technology development. The largest Company, the Project Department, employs eight individuals to manage our wide-ranging projects. This team structure enables us to operate efficiently and meet our strategic goals.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Financial Data” and our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors” and elsewhere in this prospectus.

Business Overview

Alpha One Inc. (“AOAO” or the “Company”) is a US holding company incorporated in Nevada on May 5, 2006. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. We conduct our business through our PRC subsidiary “Shenzhen Zhongyun Communication Technology Co., Ltd” (“Shenzhen Zhongyun”), which is telecommunications infrastructure services and solutions provider, including hardware procurement, installation and maintenance, software application, software and hardware management and other related services, Shenzhen Zhongyun Communication Technology Co., Ltd” a company incorporated and based in PRC. With the mission to become a leading domestic and world-class comprehensive solution provider for the application of AI intelligent communication systems.

Results of Operations

	Years Ended March 31,
	2025	2024	Change
Net revenues	$720,263	$23,549,144	$(22,828,881)	(97)%
Cost of revenues	(864,677)	(20,411,893)	(19,547,216)	(96)%
Gross (loss) profit	(144,414)	3,137,251	(3,281,665)	(105)%

Operating expense	(7,169,954)	(1,073,829)	6,096,125	568%
Other expense	(528)	(892)	(364)	(41)%
Other income	461	6,658	(6,197)	(93)%
Interest income	59	91	(32)	(35)%
Interest expense	(292,929)	(323,528)	(30,599)	(9)%
Income taxes benefit (expenses)	1,464,984	(500,201)	(1,965,185)	(393)%
Net (loss) income	$(6,142,321)	$1,245,550	$(7,387,871)	(593)%

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Net Revenues

Net revenues totaled $720,263 for the year ended March 31, 2025, an decrease of $22,828,881, or 97%, as compared to the revenue for the year ended March 31, 2024. The decrease in net revenues was mainly due to a significantly decrease in sales of intelligent products US$17,580,582 from the third parties, coverage of 75% of total net revenues for the year ended March 31, 2024. The credit term for the customers of telecommunication engineering services is 90 days after the quality acceptance checked. For the years ended March 31, 2024 and 2025, the average sales outstanding days are 600 days and 720 days.

Cost of Revenues

Cost of revenues totaled $864,677 for the year ended March 31, 2025, an decrease of $19,547,216, or 96%, as compared to for the year ended March 31, 2024. The decrease in cost of revenue was due to the decrease of revenue.

Gross (Loss) Profit

Gross loss was $144,414 for the years ended March 31, 2025 and gross profit $3,137,251 for the year ended March 31, 2024. Gross profit decreased $3,281,665 for the year ended March 31, 2025 primarily due to the significantly decrease in sales of intelligent products.

Operating Expenses

Operating expenses totaled $7,169,954 for the year ended March 31, 2025, an increase of $6,294,271, or 568%, as compared to the year ended March 31, 2024. The increase was primarily due to the significantly increase in allowance for doubtful accounts incurred in 2025 in connection with the accounts receivable and other receivable.

Interest Expenses

Interest expenses total $292,929 for the year ended March 31, 2025, an decrease of $228,745, or 9%, as compared to the year ended March 31, 2024. The decrease was primarily due to the decrease in the short term and long-term loan from bank.

Income Tax

Income tax benefit was $1,464,984 for the year ended March 31, 2025 and income tax expense was $500,201 for the year ended March 31, 2024. Income tax expense decreased $1,965,185 or 393% for the year ended March 31, 2025 primarily due to the increase in deferred tax assets.

Net (loss) income

Net loss totaled $6,142,321 for the year ended March 31, 2025, an decrease of $7,387,871, of 593%, as compared to the net income of $1,245,550 for the year ended March 31, 2024. The decrease was primarily due to the net revenue decrease and increase allowance for doubtful accounts significantly.

Liquidity and Capital Resources

Going concern.

For the year ended March 31, 2025, the Company incurred a net loss of $327,941 and used cash in operating activities of $170,673. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. As of March 31, 2025, we have cash on hand and at banks of $614, although we assess it is able to conduct our planned operation for the next twelve months after the date that the consolidated financial statements are issued. No assurance can be given that any future financing, such as the continued financial support from its stockholders and director or its ability to obtain external financing, the company has only obtained verbal no written funding commitments from stockholders, which are non-binding and may not be fulfilled, no assurance can be given that the accurate financing amount and date. As a result, there can be no assurance that the Company will receive any financing from related parties, or that any funds, if provided, will be in the amounts of at the times needed to support operations.

Working Capital

	Years Ended March 31,
	2025	2024	Change
Total current assets	$5,926,787	$11,588,952	$(5,662,165)
Total current liabilities	10,754,321	9,070,491	1,683,830
Working capital	$(4,827,534)	$2,518,461	$(7,345,995)

As of March 31, 2025, we had total current assets of $5,926,787 consisting of cash on hand and at banks of $614 (equivalent to RMB4,461), all held in RMB, net accounts receivable of $3,182,171 including the amount of $3,153,324 past due from the original contract payment terms ($611,969 was incurred from 3 months to 12 months and $2,541,355 was incurred from 12 months to 24 months), net prepayments and other receivables of $2,435,228, and due from related party of $160,573, compared to total current assets of $11,588,952 as of March 31, 2024 consisting of cash on hand and at banks of $383,682 (equivalent to RMB2,270,310), all held in RMB, net accounts receivable of $9,746,035, net prepayments and other receivables of $1,149,225, and due from related party of $310,010. The decrease was mainly due to the decrease in accounts receivable in 2025. We had current liabilities of $10,754,321, mainly consisting of accounts payable of $823,331, contract liabilities of $1,689,834, accrued expenses and other payables of $3,875,994, current portion of bank and other borrowings of $1,243,617 (incurred by the PRC operating subsidiary, the aggregate outstanding principal balances was $1,392,112), current portion of operating lease liabilities of $26,435, income tax payable of $648,617 and due to related parties of $2,440,269, compared to total current liabilities of $9,070,491 as of March 31, 2024.

As a holding company with no material operations of our own, we conduct our operations primarily through our PRC subsidiaries in China. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries in China through capital contributions or loans, subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiaries in China. As of March 31, 2025, current portion of bank and other borrowings of $1,243,6174 out of total balances $1,392,112 incurred by our PRC operating subsidiaries. We expect that we will be able to renew our existing bank loans upon maturity based on experience and our good credit history. These debt agreements may restrict the ability of our PRC subsidiaries to transfer their net assets to us through cash dividends which their assets are a security to bank borrowings. We may rely on dividends paid by our PRC subsidiaries to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to shareholders of our ordinary shares. The ability of our subsidiaries in China to make dividends or other cash payments to us is subject to various restrictions under PRC laws and regulations.

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Cash Flows

	Years Ended March 31,
	2025	2024	Change
Cash flows used in operating activities	$(1,695,892)	$(694,052)	$(1,001,840)
Cash flows used in investing activities	(29,964)	(30,162)	(198)
Cash flows provided by financing activities	1,327,509	832,159	495,350
Effect of exchange rate changes on cash and cash equivalents	15,279	(54,257)	69,536
Net changes in cash and cash equivalents	$(383,068)	$53,688	$(436,756)

Cash Flow from Operating Activities

Cash flow used in operating activities for the year ended March 31, 2025 was $1,695,892, represented an increase of $1,001,218 compared to last year. This change was mainly due to (i) a decrease of 862,485 in accounts receivable; (ii) an increase of $148,201 in contract costs; (iii) an increase of $1,400,130 in prepaymen and other current assets; (iv) a decrease of $690,523 in account payable; (v) a decrease of $447,597 in accrued liabilities and other payable; and (vi) an increase of $1,681,722 in customer advances.

Cash flow used in operating activities for the year ended March 31, 2024 was $694,052, as compared to a net income of $1,245,550 in the same year. The difference was primarily due to (i) an increase of $4,217,024 in accounts receivable; (ii) an increase of $992,043 in prepayment and other current assets; (iii) an increase of $2,934,347 in accrued liabilities and other payable; (iv) an increase of 537,472 in income tax payable; and (v) a decrease of $331,684 in contract liabilities.

Cash Flow from Investing Activities

Cash flow used in investing activities was $29,964 and $30,162 for the years ended March 31, 2025 and 2024, respectively. The net cash flow used in investing activities was mainly due to the acquisition of other asset.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $1,327,509 and $832,159 for the years ended March 31, 2025 and 2024, respectively. The increase in net cash provided by financing activities was mainly due to the increase in loan from the related parties.

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Results of Operations for the three months ended June 30, 2025

	Three months Ended June 30,
	2025		2024		Change
Net revenues	$3,318,398	100%	$318,845	100%	$2,999,553	941%

Cost of revenues	(2,928,480)	(88)%	(316,433)	(99)%	(2,612,047)	825%
Gross profit	389,918	12%	2,412	1%	387,506	16,066%

Operating expense	(845,670)	(25)%	(255,181)	(80)%	(590,489)	(231)%
Other income	-	0%	161	0%	(161)	(100)%
Other expense	-	0%	(63)	0%	63	(100)%
Interest income	2	0%	37	0%	(35)	(95)%
Interest expense	(23,326)	(1)%	(38,108)	(12)%	14,782	(39)%
Income taxes	151,135	5%	20,901	7%	130,234	623%
Net loss	$(327,941)	(10)%	$(269,841)	(85)%	$(58,100)	22%

Net Revenues

Net revenues totaled $3,318,398 for the three months ended June 30, 2025, an increase of $2,999,553, or 941%, as compared to the revenue for the three months ended June 30, 2024. The increase in net revenues was mainly due to an increase in sales of intelligent products from the third party. The credit term for the customers of telecommunication engineering services is 90 days after the quality acceptance checked. For the three months ended June 30, 2024 and 2025, the average sales outstanding days are 600 days and 720 days.

Cost of Revenues

Cost of revenues totaled $2,928,480 for the three months ended June 30, 2025, an increase of $2,612,047, or 825%, as compared to for the three months ended June 30, 2024. The increase in cost of revenue was due to increase of purchases of intelligent products from the third party.

Gross Profit

Gross profit was $389,918 and $2,412 for the three months ended June 30, 2025 and 2024 respectively. Gross profit increased $387,506 for the three months ended June 30, 2025 primarily due to the increase of sales of intelligent products.

Operating Expenses

General and administrative expenses totaled $845,670 for the three months ended June 30, 2025, an increase of $590,489, or 231%, as compared to the three months ended June 30, 2024. The increase was primarily due to the increase in allowance for doubtful accounts.

Net Loss

Net loss totaled $327,941 for the three months ended June 30, 2025, an increase loss of $58,100, or 22%, as compared to the net loss of $269,841 for the three months ended June 30, 2024. The increase was primarily due to the increase of allowance for doubtful accounts.

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Liquidity and Capital Resources

Going concern.

For the three months ended June 30, 2025, the Company incurred a net loss of $327,941 and used cash in operating activities of $170,673. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. As of June 30, 2025, we have cash on hand and at banks of $1,894, although we assess it is able to conduct our planned operation for the next twelve months after the date that the consolidated financial statements are issued. No assurance can be given that any future financing, such as the continued financial support from its stockholders and director or its ability to obtain external financing, the company has only obtained verbal no written funding commitments from stockholders, which are non-binding and may not be fulfilled, no assurance can be given that the accurate financing amount and date. As a result, there can be no assurance that the Company will receive any financing from related parties, or that any funds, if provided, will be in the amounts of at the times needed to support operations.

Working Capital

	June 30, 2025	March 31, 2025	Change
Total current assets	$4,512,755	$5,926,787	$(1,414,032)
Total current liabilities	9,987,891	10,754,321	(766,430)
Working capital	$(5,475,136)	$(4,827,534)	$(647,602)

As of June 30, 2025, we had total current assets of $4,512,755 consisting of cash on hand of $1,894, net accounts receivables of $2,839,971, including the amount of $2,791,371 past due from the original contract payment terms ($316,921 was incurred from 3 months to 12 months and $2,474,450 was incurred from 12 months to 24 months), contract cost of $294,885, prepayment and other receivables of $1,361,762 and due from related party of $14,243, compared to total current assets of $5,926,787 as of March 31, 2025. The decrease was mainly due to the decrease in account receivables and prepayment and other current assets as of June 30, 2025. We had current liabilities of $9,987,891, mainly consisting of accounts payable of $948,972, contract liabilities of $394,738, accrued expenses and other payables of $4,153,212, current portion of bank and other borrowings of $1,401,261, income tax payable of $656,623 and due to related parties of $2,410,854, compared to total current liabilities of $10,754,321 as of March 31, 2025. The decrease was mainly due to the decrease in contract liabilities as of June 30, 2025.

The Company’s net loss was $327,941 and $269,841 for the three months ended June 30, 2025 and 2024, respectively.

Cash Flows

	Three months Ended June 30,
	2025	2024	Change
Cash flows (used in) operating activities	$(170,673)	$(164,375)	$(6,298)
Cash flows provided by (used in) investing activities	-	-	-
Cash flows provided by (used in) financing activities	111,431	(200,170)	311,601
Effect of exchange rate changes on cash and cash equivalents	(60,522)	(15,752)	(44,770)
Net changes in cash and cash equivalents	$1,280	$(380,297)	$381,577

Cash Flow from Operating Activities

Cash flow used in operating activities for the three months ended June 30, 2025 was $170,673 as compared to the amount of $164,375 used in operating activities for the three months ended June 30, 2024. This change was mainly due to (i) an increase of $305,695 in accounts receivable; (ii) an increase of $146,684 in contract costs; (iii) a decrease of $1,043,677 in prepayment and other current assets; (iv) an increase of $125,641 in account payable; (v) an increase of $275,239 in accrued liabilities and other payable; and (vi) a decrease of $1,295,096 in customer advances.

Cash flow used in operating activities for the three months ended June 30, 2024 was $164,375 as compared to the amount of $79,304 used in operating activities for the three months ended June 30, 2023. This change was mainly due to (i) an increase of $102,487 in accounts receivable; (ii) a decrease of $230,562 in account payable; (iii) an increase of $418,460 in accrued liabilities and other payable.

Cash Flow from Investing Activities

Cash flow used in investing activities was nil for the three months ended June 30, 2025 and 2024, respectively.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $111,431 for the three months ended June 30, 2025 and cash flow used in financing activities was of $$200,170 for the three months ended June 30, 2024. The increase in net cash provided by financing activities was mainly due to the increase in collection of related parties.

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INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Telecom Infrastructure Engineering in China

China’s telecommunications infrastructure sector is one of the most dynamic and rapidly expanding industries in the world, fueled primarily by the accelerated deployment of 5G networks, broadband expansion, and increasing investments in digital infrastructure. As China pushes towards digital transformation, telecom infrastructure engineering plays a critical role in the construction and maintenance of the systems that support high-speed internet, mobile communications, and data services across the country.

The telecommunications infrastructure market in China was valued at approximately $31.62 billion in 2024 (https://www.linkedin.com/pulse/china-telecom-network-infrastructure-market-evaluation-ioxnf/), reflecting its vast scale and robust growth trajectory. This figure is expected to grow significantly, to a projected strong compound annual growth rate (CAGR) of 14.49% over the period from 2024 to 2031 driven by China’s ambitious plans to expand its 5G network and fiber-optic infrastructure.

The telecommunications infrastructure market in the world has experienced substantial growth in recent years. It is projected to increase from $94.1 billion in 2023 to $100.52 billion in 2024, achieving a CAGR of 6.8%. In 2028, it is expected to continue its strong growth trajectory, reaching $130.72 billion with the same CAGR. (https://www.thebusinessresearchcompany.com/report/telecom-network-infrastructure-global-market-report). The anticipated growth during this forecast period is driven by the deployment and expansion of 5G networks, the rise of edge computing, increased Internet of Things connectivity, growing concerns over network security, further cloud and data center expansion, advancements in artificial intelligence, and ongoing network optimization efforts.

The deployment of 5G networks has been particularly transformative, with China leading globally in both the number of 5G connections and base stations. By 2025, China is projected to have more than 3 million 5G base stations, reflecting its commitment to creating a globally competitive digital ecosystem. (https://techblog.comsoc.org/2021/11/17/china-plans-to-triple-the-number-of-5g-base-stations-by-end-of-2025/#:~:text=China%20aims%20to%20have%20about%203.64%20million,5G%20base%20stations%20for%20every%2010%2C000%20people). This expansion, which also includes a strong focus on fiber-optic networks, is essential to support the country’s digital infrastructure and the growing demand for high-speed connectivity across all sectors.

Key Growth Drivers

●	5G Deployment

The telecom infrastructure market in China is experiencing robust growth, primarily driven by the rapid deployment of 5G technology. The Chinese government has prioritized this rollout as part of its national strategy to enhance digital infrastructure, leading to significant investments in building millions of 5G base stations. The substantial investments made by major telecom operators such as China Mobile, China Telecom, and China Unicom have been pivotal in this transformation, facilitating the rapid adoption of 5G services and creating a competitive landscape that encourages further infrastructure development.

●	Broadband and Fiber-Optic Network Expansion

In addition to 5G, China continues to expand its fiber-optic broadband networks to provide high-speed internet access to more remote and rural areas. This push aligns with the government’s digital inclusion initiatives, which are key to improving regional economic opportunities and enhancing public services such as education, healthcare, and governance. The fiber-optic network requires extensive engineering expertise for laying cables, building data centers, and ensuring seamless connectivity across vast distances.

●	Data Centers

With the rise of cloud computing and increasing internet usage, there is growing demand for data centers across China. The surge in mobile data traffic due to the proliferation of smartphones and connected devices is another significant market driver. As of early 2021, there were approximately 1.61 billion mobile connections in China, indicating a penetration rate exceeding the country’s population (https://www.worlddata.info/asia/china/telecommunication.php). This massive increase in mobile connectivity has led to a corresponding rise in data consumption, with mobile data traffic reportedly increasing by 40% during the COVID-19 pandemic. The emphasis on improving network capacity and reliability is essential for meeting consumer expectations and supporting the growing number of Internet of Things.

Telecom infrastructure engineering is critical to designing, constructing, and maintaining these data centers, which house servers that support everything from consumer internet applications to large-scale enterprise systems. As companies such as Huawei, Alibaba, and Tencent continue to expand their cloud services, the demand for infrastructure engineering related to cooling, power, network security, and server management increases.

●	Digital Transformation and Smart Cities

The push toward digital China, including the development of smart cities, serves as another critical factor propelling the telecom infrastructure market within China. The Chinese government aims to integrate advanced technologies like cloud computing, artificial intelligence, and big data into everyday business operations and public services. This digital transformation necessitates robust telecom infrastructure to support new digital services and applications. The smart cities require robust telecom networks that can support the Internet of Things, autonomous transportation systems, and smart energy grids, which presents a growing need for engineering services that specialize in the integration of telecommunications technologies with urban infrastructure.

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Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), as amended, which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. The Company adopted the new standard effective January 1, 2019 and elected the package of practical expedients permitted under the transition guidance, which allows to carry forward our historical lease classification, and initial direct costs for any leases that exist prior to adoption of the new standard. The Company will also keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term. The Company estimates approximately $247,369 would be recognized as total right-of-use assets and total lease liabilities on its consolidated balance sheet as of June 1, 2019. Other than additional disclosure, the Company does not expect the new standard to have a material impact on its consolidated financial statements.

Off Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink Sheets under the symbol “AOAO.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

	2025 Price Range				2024 Price Range
	High		Low		High	Low

First Quarter		$10.78		$10.78	$2.38	$2.00
Second Quarter		$175		$3.25	$2.38	$2.38
Third Quarter		$89.13		$3.55	$2.38	$2.38
Fourth Quarter	$		$		$2.38	$1.51

(1)	There was no trading during this time.

The closing sales price of the Company’s common stock as reported on October 15, 2025, was $3.55 per share.

Shareholders

As of October 15, 2025, there were approximately 430 shareholders of record of our common stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Sale of Restricted Shares

All, but 10,973,087 of the shares of our common stock outstanding are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemption provided by Rule 144.

Equity Compensation Plan Information

Currently, there is no equity compensation plans in place.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	DATES OF APPOINTMENT	POSITION
Shuhua Liu	44	March 30, 2023	Chief Executive Officer and Director

23D, Building 4, Yujing Oriental Garden, 168 Baishi Road, Nanshan District, Shenzhen, Guangdong Province, China

NAME	AGE	DATES OF APPOINTMENT	POSITION
Hongyan Li	50	October 27, 2024	Chief Financial Officer

No. 203, F2.62A, 2F, Tianzhan Building, No. 4 Tanran 5th Road, Tian’an Community, Shatou Street, Futian District, Shenzhen, Guangdong Province, China.

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The term of office for each director is one (1) year.

Shuhua Liu - Chief Executive Officer

Ms. Liu has served as the Executive Officer of Alpha One Inc. since 2023. Ms. Liu brings over 20 years of experience in financial management, business investment, and leadership. Ms. Liu received her doctor degree of EU Business School in April 2024, In June 2008, she received an Executive Master of Business Administration Program in Auckland Institute of Studies. In 2014, Ms. Liu found Alpha One Holdings Limited and Alpha Culture Education Consulting (Shenzhen) Co., Ltd, Ms. Liu has resigned the president and director of Alpha Culture Education Consulting (Shenzhen) Co., Ltd. On February 7, 2025.

Due to Ms. Shuhua Liu’s over 20 years of experience in top management of various businesses, in March of 2023, the Board of Directors elected to appoint her to the positions of President, Secretary, Treasurer and Chairman of Board of Directors of the Company.

Hongyan Li - Chief Financial Officer

Ms. Li brings over 26 years of finance and accounting expertise, specializing in corporate finance, credit risk, and financial structuring. She holds an International Finance degree from Xinjiang University of Finance and Economics and an MBA from Shenzhen University. Ms. Li’s career includes senior roles at the Agricultural Bank of China and Xinjiang Construction Group, where she managed financial restructuring and regulatory compliance for Hong Kong market entry. Most recently, she served as Deputy General Manager at Shenzhen Li Jia Jia Cheng Group, overseeing financing for large-scale infrastructure projects. As CFO, she provides strategic financial leadership, focusing on growth and capital efficiency.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our audit committee.

Involvement in certain legal proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Pre-Transaction - Alpha One Inc.

The following table sets forth the compensation earned during the past two fiscal years by the person who served as our principal executive officer for the year ended of March 31, 2025 and March 31, 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- Sation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Shuhua Liu, CEO	2025	-	-	-	-	-	-	-	-
	2024	-	-	-		-	-	-	-
Hongyan Li, CFO	2025	16,630	-	-	-	-	-	-	16,630
	2024	16,572	-	-	-	-	-	-	16,572

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Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of March 31, 2025.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of the Company receive no extra compensation for their services on our Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Report by: (i) each of our directors; (ii) each of our executive officers; (iii) all of our current executive officers and directors as a Company, unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Based on 10,973,087 shares of common stock issued and outstanding as of the date of this Registration Statement. The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

Number of Shares Total Beneficially Held

Name and Address of Beneficial Owner	Beneficially Held (1)	Percent
Directors and Officers
Shuhua Liu (Chief Executive Officer and Director)	3,670,114	33.447%
Hongyan Li (Chief Financial Officer)	60,286	0.549%
All director and officer	3,730,400	33,997%

5% shareholders
Sun Horn Limited※	2,841,433	25.895%
Shuhua Liu	3,670,114	33.447%
Goldcrown International (HK) Limited※	801,429	7.304%
	7,312,976	66.646%

※ Wei Chen is the beneficial owner, who is the spouse of the director Shuhua Liu, is the sole director and shareholder of Sun Horn Limited and Goldcrown International (HK) Limited.

(1) All shares are adjusted to give effect to the reverse stock split effected with FINRA and in the Marketplace on April 28, 2025.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, Alpha One Inc. (“AOAO,” or the “Company”) completed its merger with Zhongyun (BVI). (“Zhongyun BVI”) and Zhongyun BVI’s wholly-owned subsidiary, Shenzhen Zhongyun Communication Technology Co., Ltd” (“Shenzhen Zhongyun”), pursuant to the terms of a definitive share exchange agreement dated March 23, 2023.

Upon completion of the merger, all of the outstanding shares of Zhongyun BVI’s common stock were exchanged for 25,450,086 shares of common stock of AOAO. Prior to the merger, Shuhua Liu and her spouse dirctly and indirectly obtained the total 49.65% controlled of AOAO, and 50% indirectly controlled of Zhongyun BVI by Zhongyun Global International Group Limited. Shuhua Liu is the sole director of AOAO and Zhongyun BVI. Following the Merger, Shuhua Liu and her spouse directly and indirectly obtained the total 49.77% controlled of AOAO. As AOAO and Zhongyun BVI were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting. Immediately after completion of such share exchange, the Company has a total of 76,809,533 issued and outstanding shares of common stock, with authorized share capital for common shares of 450,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Zhongyun BVI is now a wholly owned subsidiary.

On November 16, 2023, the former director and CEO Zhuo Wang transferred 19,890,000 shares to Sun Horn Limited, 4,239,742 shares to Shuhua Liu and 1,370,258 shares Xinli Chen for free.

On May 28, 2024, 25,450,086 shares of common stock of AOAO transferred from Zhongyun Global International Group Limited to seventy-one individuals (including Shuhua Liu 1,561,033 shares) and two corporates, after the transferred, Shuhua Liu and her spouse directly and indirectly held total 56,800,775 shares, or 66.646% of outstanding shares.

For the year ended March 31, 2023 and 2024, the Company purchased engineering services from the related party “Shenzhen Zhongyun Information Technology Co., Ltd” in the amounts of $607,148 and nil respectively. For the six months ended September 30, 2023 and 2024, the Company purchased engineering services from the related party “Shenzhen Zhongyun Information Technology Co., Ltd” in the amounts of nil and $227,864 respectively.

For the year ended March 31, 2023 and 2024, the Company purchased engineering services from the related parties “Shenzhen Zhongyun Electronic Intelligent Technology Co., Ltd” and “Shenzhen Nanshan District Zhongyun Computer Development Center” in the amounts of $1,984 and $575 respectively. For the six months ended September 30, 2023 and 2024, the Company purchased the engineering services from the related parties “Shenzhen Zhongyun Electronic Intelligent Technology Co., Ltd” and “Shenzhen Nanshan District Zhongyun Computer Development Center” in the amounts of $575 and nil respectively.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$3,089
Legal fees and expenses	$25,000
Accounting fees and expenses	$210,000
Total	$238,089

SELLING SHAREHOLDERS

Name of Selling Shareholders*	Beneficial Ownership Before the Offering (7)	Shares of Common Stock Included in Prospectus	Beneficial of Ownership After the Offering	Percentage Ownership After the Offering
Sun Horn Limited(1)	2,841,433	356,217	2,485,216	22.65%

Lin Jianhui(2)	365,458	365,458	-	0%

Yu Xiaocai(3)	318,191	318,191	-	0%

Zhang Jinlin(4)	58,101	58,101	-	0%

Cao Yong(5)	124,869	124,869	-	0%

Lin Jiayao(6)	205,738	205,738	-	0%

(1)	The 2,841,433 shares of common stock that were issued to Sun Horn Limited sold from Zhuo Wang.

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(2)	The 365,458 shares of common stock that were issued to Lin Jianhui sold from Zhongyun Global International Group Limited.

(3)	The 318,191 shares of common stock that were issued to Yu Xiaocai sold from Zhongyun Global International Group Limited.

(4)	The 58,101 shares of common stock that were issued to Zhang Jinlin sold from Zhongyun Global International Group Limited.

(5)	The 124,869 shares of common stock that were issued to Cao Yong sold from Zhongyun Global International Group Limited.

(6)	The 205,738 shares of common stock that were issued to Lin Jiayao sold from Zhongyun Global International Group Limited.

(7)	Give effect to the 1-for-7 reverse stock split effected on April 25, 2025 (effective with FINRA and reflected on the OTC marketplace on April 28, 2025)

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Effect of Sales on Our Shareholders

All shares of common stock that are covered by this prospectus are expected to be freely tradable. The sale by the selling shareholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock covered by this prospectus on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Shareholder may sell all or a portion of their respective shares of common stock covered by this prospectus from time to time at the fixed price of $1.00. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in the transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange; privately transactions;
●	short sales;
●	through the listing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such Shares at a stipulated price;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

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Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such shares.

Neither we nor the selling shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling shareholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

We have agreed to indemnify those selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus up to an amount not to exceed the net proceeds of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling shareholders.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Penny Stock Rules

Our shares of common stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, each as amended and restated, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 450,000,000 shares of Common Stock, par value $0.001. As of the date of this Report, there were 10,973,087 shares of Common Stock issued and outstanding. We are authorized to issue 500,000 shares of Preferred Stock, par value $0.001, As of the date of this Report, there were 500,000 shares of Preferred Stock issued and nil shares outstanding.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs.

Transfer Agent

The transfer agent for our capital stock is Vstock Transfer LLC, with an address of 18 Lafayette Place, Woodmere, NY 11598 and telephone number is 212-828-8436.

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2023 Wyoming Statutes
Title 17 - Corporations, Partnerships and Associations
Chapter 18 - Wyoming Management Stability Act
Article 1 - General Provisions
Section 17-18-105 - Option; Shareholder Takeover Protection Provisions.

17-18-105. Option; shareholder takeover protection provisions.

(a) Any qualified corporation is subject to the shareholder takeover protection provisions listed in W.S. 17-18-105 through 17-18-111 unless the corporation elects not to be subject to the restrictions. A corporation which is not a qualified corporation may elect not to be subject to the shareholder takeover provisions in the event it becomes a qualified corporation. The election shall be made either:

(i) Through a specific provision in the articles of incorporation;

(ii) Through a statement in the bylaws that the corporation elects not to be subject to the restrictions in W.S. 17-18-105 through 17-18-111. This election shall be effective immediately upon adoption of the bylaws, unless the articles of incorporation provide otherwise; or

(iii) By filing a statement making the election with the secretary of state. This election shall be authorized by the corporation’s board of directors and shall be effective from the date of filing with the secretary of state.

(b) If a takeover offer is outstanding and in progress at the time the election becomes effective, all further acquisition of stock by the offeror shall cease until the offer is in compliance with the stockholder takeover protection provision of W.S. 17-18-105 through 17-18-111. The offeror may take any steps necessary to comply with these provisions before the election becomes effective.

(c) The election not to be subject to the shareholder takeover provisions of W.S. 17-18-105 through 17-18-111 may be revoked by the same method employed under subsection (a) of this section for making the election.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172 or (305) 836-68 AOAO. In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

LEGAL MATTERS

Rockville Law Company LLC will opine on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended March 31, 2024 and 2023 have been audited by Bush & Associates, CPA LLC, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

42

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Alpha One Inc.

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheets of Alpha One Inc. and its subsidiaries (the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net cashout of $1,695,892 and $694,052 used in its operating activities for the years ended March 31, 2025 and 2024, and had a negative working capital of $4,827,534 and a positive working capital of $2,518,461 as of March 31, 2025 and 2024, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

July 30, 2025

PCAOB ID Number 6797

F-2

Alpha One Inc. and Subsidiaries

Consolidated Balance Sheets

As of March 31, 2025 and 2024

	As of March 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$614	$383,682
Accounts receivable, net	3,182,171	9,746,035
Prepayments and other current assets, net	2,435,228	1,149,225
Contract costs	148,201	-
Due from related party	160,573	310,010
Total current assets	5,926,787	11,588,952

Non-current assets
Property and equipment, net	107,413	136,263
Operating lease right-of-use assets	24,896	8,542
Deferred tax assets	1,508,257	49,907
Intangible assets, net	251,224	289,151
Other asset, net	29,964	-
Total Assets	$7,848,541	$12,072,815

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$823,331	$1,513,854
Accrued expenses and other payable	3,875,994	4,153,740
Bank and other borrowings, current	1,243,617	1,351,345
Contract liabilities	1,689,834	8,112
Income tax payable	648,617	653,168
Deferred tax liability	6,224	2,767
Operating lease liabilities, current	26,435	11,066
Due to related parties	2,440,269	1,376,439
Total current liabilities	10,754,321	9,070,491

Non-current liabilities
Due to related parties	206,594	-
Bank and other borrowings, non-current	148,495	138,498
Total Liabilities	11,109,410	9,208,989

Stockholders’ Equity
Preferred stock (500,000 preferred stock authorized, 500,000 preferred stock issued and nil outstanding as of March 31, 2025 and 2024, respectively)	-	-
Common stock (450,000,000 common stock authorized, 10,973,087 common stock issued and outstanding as of March 31, 2025 and 2024, respectively)*	10,973	10,973
Additional paid-in capital	1,586,729	1,586,729
Statutory reserves	163,711	163,711
(Accumulated deficit) retained earning	(4,938,089)	1,204,232
Accumulated other comprehensive loss	(84,193)	(101,819)
Total Stockholders’ (Deficit) Equity	(3,260,869)	2,863,826

Total Liabilities and Stockholders’ Equity	$7,848,541	$12,072,815

*	given effect of the Reverse Stock Split, see Note 17

See accompanying notes to the consolidated financial statements

F-3

Alpha One Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years ended March 31, 2025 and 2024

	For the years ended March 31,
	2025	2024

Net revenues	$720,263	$23,549,144
Cost of revenues (including nil and $575 from related parties for the years ended March 31, 2025 and 2024, respectively)	(864,677)	(20,411,893)
Gross (loss) profit	(144,414)	3,137,251

Operating expenses:
General and administrative expenses	1,219,242	695,672
Finance cost	1,994	5,039
Research and development expenses	95,916	182,574
Provision for credit losses	5,852,802	190,544
	7,169,954	1,073,829

Operating (loss) income	(7,314,368)	2,063,422

Other income (expense):
Other expense	(528)	(892)
Other income	461	6,658
Interest income	59	91
Interest expense ($198,146 and $269,660 from related parties for the years ended March 31, 2025 and 2024, respectively)	(292,929)	(323,528)
Other (expense), net	(292,937)	(317,671)

(Loss) income before income tax	(7,607,305)	1,745,751

Income tax benefit (expense)	1,464,984	(500,201)

Net (loss) income	$(6,142,321)	$1,245,550

Other comprehensive loss:
Foreign currency translation	17,626	(77,800)
Total comprehensive income	$(6,124,695)	$1,323,350

(Loss) Earnings per share
Basic and diluted earnings per share	$(0.56)	$0.11
Basic and diluted weighted average shares outstanding*	10,973,087	10,973,087

*	given effect of the Reverse Stock Split, see Note 17

See accompanying notes to the consolidated financial statements

F-4

Alpha One Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Years ended March 31, 2025 and 2024

	No. of	Common	Additional Paid-in	Statutory	Retained earnings (accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Stock*	Capital*	Reserves	Deficits)	Income (Loss)	Equity
Balance as of March 31, 2023	10,973,087	$10,973	$1,269,809	$34,602	$87,791	$(24,019)	$1,379,156
Foreign currency translation adjustment	-	-	-	-		(77,800)	(77,800)
Additional paid in capital	-	-	316,920	-		-	316,920
Net income	-	-	-	129,109	1,116,441	-	1,245,550
Balance as of March 31, 2024	10,973,087	$10,973	$1,586,729	$163,711	$1,204,232	$(101,819)	$2,863,826
Foreign currency translation adjustment	-	-	-	-		17,626	17,626
Additional paid in capital	-	-	-	-	-	-	-
Net loss	-	-	-	-	(6,142,321)	-	(6,142,321)
Balance as of March 31, 2025	10,973,087	$10,973	$1,586,729	$163,711	$(4,938,089)	$(84,193)	$(3,260,869)

*	given effect of the Reverse Stock Split, see Note 17

See accompanying notes to the consolidated financial statements

F-5

Alpha One Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years ended March 31, 2025 and 2024

	For the years ended March 31,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(6,142,321)	$1,245,550
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation and amortization expense	80,159	63,118
Noncash lease expense	(32,768)	15,833
Noncash interest expense	173,308	-
Allowance for doubtful accounts	5,815,506	189,140
Deferred tax	(1,458,350)	(43,301)
Changes in operating assets and liabilities
Accounts receivable	862,485	(4,217,024)
Prepayments and other current assets	(1,400,130)	(992,043)
Contract costs	(148,201)	-
Accounts payable	(690,523)	(76,325)
Contract liabilities	1,681,722	(331,684)
Accrued expenses and other payables	(447,597)	2,934,347
Income tax payable	(4,551)	537,472
Operating lease obligations	15,369	(19,135)
Cash (used in) operating activities	(1,695,892)	(694,052)

Cash flows from investing activities
Purchase of property and equipment	(29,964)	(30,162)
Net cash (used in) investing activities	(29,964)	(30,162)

Cash flows from financing activities
Borrowings from bank loans	747,584,	945,664
Repayment to bank loan	(845,315)	(99,422)
Borrow from related parties	1,277,525	-
Repayments to related parties	-	(331,003)
Collection from related parties	147,715	-
Capital injection	-	316,920
Net cash provided by financing activities	1,327,509	832,159

Effect of exchange rate changes on cash and cash equivalents	15,279	(54,257)
Net changes in cash and cash equivalents	(383,068)	53,688
Cash and cash equivalents–beginning of the year	383,682	329,994

Cash and cash equivalents–end of the year	$614	$383,682

Supplementary cash flow information:
Interest paid	$119,622	$323,528
Income taxes paid	$2,281	$717

Non-cash investing and financing activities
Expenses paid by related parties on behalf of the Company	$429,404	$354,550
Operating lease right-of-use assets obtained in exchange for operating lease obligations	$(26,435)	$(11,066)

See accompanying notes to the consolidated financial statements

F-6

Alpha One Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Alpha One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009 the Company’s name was changed from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, Alph One Inc. (“AOAO,” or the “Company”) completed its merger with Zhongyun (BVI). (“Zhongyun BVI”) and Zhongyun BVI’s wholly-owned subsidiary, Shenzhen Zhongyun Communication Technology Co., Ltd” (“Shenzhen Zhongyun”), pursuant to the terms of a definitive share exchange agreement dated March 23, 2023.

Upon completion of the merger, all of the outstanding shares of Zhongyun BVI’s common stock were exchanged for 3,635,727 shares (given effect of the Reverse Stock Split, see Note 17) of common stock of AOAO. Prior to the merger, Shuhua Liu and her spouse directly and indirectly obtained the total 49.65% controlled of AOAO, and 50% indirectly controlled of Zhongyun BVI by Zhongyun Global International Group Limited. Shuhua Liu is the sole director of AOAO and Zhongyun BVI. Following the Merger, Shuhua Liu and her spouse directly and indirectly obtained the total 49.77% controlled of AOAO. As AOAO and Zhongyun BV were under common control at the time of the share exchange, the transaction is accounted for as a combination of entities under common control in a manner similar to the pooling-of-interests method of accounting. Immediately after completion of such share exchange, the Company has a total of 10,973,087 issued (given effect of the Reverse Stock Split, see Note 17) and outstanding shares of common stock, with authorized share capital for common shares of 450,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Zhongyun BVI is now a wholly owned subsidiary.

On November 16, 2023, the former director and CEO Zhuo Wang transferred 2,841,433 shares (given effect of the Reverse Stock Split, see Note 17) to Sun Horn Limited, 605,677 shares (given effect of the Reverse Stock Split, see Note 17) to Shuhua Liu and 195,752 shares (given effect of the Reverse Stock Split, see Note 17) Xinli Chen for free.

On May 28, 2024, 3,635,727 shares (given effect of the Reverse Stock Split, see Note 17) of common stock of AOAO transferred from Zhongyun Global International Group Limited to seventy-one individuals (including Shuhua Liu 223,005 shares (given effect of the Reverse Stock Split, see Note 17) ) and two corporates, after the transferred, Shuhua Liu and her spouse directly and indirectly held total 8,114,396 shares (given effect of the Reverse Stock Split, see Note 17), or 66.646% of outstanding shares.

F-7

Zhongyun (BVI) Limited (“Zhongyun BVI”) was incorporated in the British Virgin Islands on December 6, 2022 with limited liability.

Zhongyun Investment Hong Kong Limited (“Zhongyun HK”) which is 100% owned by Zhongyun BVI, was incorported in the HongKong on December 23, 2022, Zhongyun HK is an investment holding company with no operations. On March 2, 2023, Zhongyun HK acquired Shenzhen Zhongyun Communication Technology Co., Ltd.

Shenzhen Zhongyun Communication Technology Co., Ltd, a Chinese company, a wholly foreign owned enterprise (WFOE), also referred to herein as “Shenzhen Zhongyun”, which was incorporated on August 25, 2020 by the controlling shareholder, Shuhua Liu. Shenzhen Zhongyun is principally engaged in the electronic products trading and telecommunication engineering servicess in the People’s Republic of China (“PRC”).

Shenzhen Zhongyun is the company through which we operate, and which shares our business plan with the goal of developing and providing modern electronic products trading and telecommunication engineering services to our future clients.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. For the years ended on March 31, 2025 and 2024, the net cash used cash in operating activities was $1,695,892 and $694,052 respectively. For the years ended on March 31, 2025 and 2024, the working capital was negative $4,827,534 and positive $2,518,461 respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in their report raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Management estimates that the current funds on hand (means cash at bank and on hand) will be sufficient to continue operations through the next twelve months. The continuation of the Company as a going concern is dependent upon (1) the continued financial support from its stockholders and director or its ability to obtain external financing, the company has only obtained verbal funding commitments from stockholders, which are non-binding and may not be fulfilled, no assurance can be given that the accurate financing amount and date. As a result, there can be no assurance that the Company will receive any financing from related parties, or that any funds, if provided, will be in the amounts of at the times needed to support operations. The director “Shuhua Liu” continued to provide the funding as working capital without binding and written funding commitment; (2) further to make the cost controlling; (3) The Company and legal representative will maintain to obtain the revolving credit lines and loans from the bank. and (4) implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Company will be successful in securing sufficient funds to sustain the operations. In long-term, the continuation of the Company as a going concern is dependent upon (i) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations; (ii) Shorten customer payment terms and extend supplier payment terms; and (iii) maintain to obtain the revolving credit lines and loans with lower interest from the bank. We expect that we will be able to renew our existing bank loans upon maturity based on experience and our good credit history.

Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Basis of presentation

These consolidated financial statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The Company’s fiscal year end is March 31. The Company’s financial statements are presented in U.S. dollars.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the consolidated statements of operations.

As of March 31, 2025, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
Zhongyun (BVI) Ltd	December 6, 2022	AOAO	Investment holding	British Virgin Islands
Zhongyun Investment Hong Kong Ltd	December 23, 2022	Zhongyun BVI	Investment holding	Hong Kong
Shenzhen zhongyun communication technology Co. Ltd	August 25, 2020	Zhongyun HK	Communiciation engineer project service and intelligent products’ trading	Shenzhen, China

F-8

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to going concern, allowance of doubtful accounts, allowance of deferred tax asset and uncertain tax position, implicit interest rate of operating leases, useful lives and impairment of long-lived assets, and impairment of goodwill. Actual results may differ from these estimates.

Foreign currency translation and re-measurement

The Company’s reporting currency is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiary maintains its books and records in their respective local currency, which consists of the Renminbi (“RMB”). The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Mattters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in term of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of comprehensive income (loss).

The financial statements of the Company’s entities of which the functional currency is not US$ are translated from their respective functional currency into US$. Assets and liabilities denominated in foreign currencies are translated into US$ at the exchange rates at the balance sheet date. Equity accounts other than earning generated in current period are translated into US$ at the appropriate historical rates. Income and expense items are translated into US$ using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in other comprehensive income in the consolidated statements of comprehensive income (loss), and the accumulated foreign currency translation adjustments are presented as a component of accumulated other comprehensive income in the consolidated statements of shareholders’ equity if any.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the years ended March 31,
	2025	2024
Period-end RMB:US$1 exchange rate	0.137729	0.138498
Period-average RMB:US$1 exchange rate	0.138587	0.139526

F-9

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in the PRC.

Accounts receivable and allowance for credit losses

Accounts receivable represents the amounts that the Company has an unconditional right to consideration and is recorded net of allowance for credit losses. The Company uses the roll-rate method to measure the expected credit losses of account receivables, on a collective basis when similar risk characteristics exist. The roll-rate method stratifies the receivables balance by delinquency stages and projected forward in one-year increments using historical roll rate. In each year of the simulation, losses on the receivables are captured, and the ending delinquency stratification serves as the beginning point of the next iteration. This process is repeated on a yearly rolling basis. The loss rate calculated for each delinquency stage is then applied to respective receivables balance. The management adjusts the allowance that is determined by the roll-date method for both current conditions and forecast of economic conditions. When establishing the loss rate, the Company makes the assessment on various factors, including historical experience, credit-worthiness of debtors, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from, the debtors. The Company also provides specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected. The credit term for the customers of telecommunication engineering services was 90 working days after the quality acceptance checked and the customers of sales of intelligent products was 10 days payment after the contract takes effect (signed and chopped by both parties). The customers, to assess the credit risk characteristics. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable are considered impaired and written-off when it is probable that all contractual payments due will not be collected after all collection efforts have been exhausted. As of March 31, 2025, we have 8% of the receivables within 12 months, 56% within13 to 24 months, and 36% over 24 months. Our allowance for credit losses were $5,852,802 and $190,544 for the years ended March 31, 2025 and 2024 respectively.

As of March 31, 2025 and 2024, Accounts receivable aging as follow:

	As of March 31,
	2025	2024
Less than 3 months	$32,052	$1,590,058
4 to 12 months	679,966	4,609,735
13 to 24 months	5,082,710	3,732,891
Over 24 months	3,275,471	-
	$9,070,199	9,932,684

The credit term for the customers of telecommunication engineering services was 90 days after the quality acceptance checked. As of March 31, 2025 and 2024, there were $9,038,147 and $8,342,626 respectively past due from the original contract payment terms.

Contract costs

Contract costs comprises direct labour costs and those overheads during the implementation of telecommunication construction that have been incurred, where the costs were temporarily capitalised as a balance sheet item. Contract costs are recognised as part of cost of sales in the statement of profit or loss and other comprehensive income in the period in which revenue is recognised.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the property and equipment are as follows:

Categories	Estimated useful life
Office equipment	3-5 years
Office furniture	5 years
Leasehold improvement	10 years
Communication equipment	3 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

Intangible assets, net

Indefinite-lived intangible assets are tested for impairment at least annually and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indefinite-lived intangible assets are impaired if their estimated fair values are less than their carrying values.

Finite-lived intangible assets are carried at cost less accumulated amortization and impairment if any. The finite-lived intangible assets are amortized over their estimated useful lives, which are the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company. These intangible assets are tested for impairment at the time of a triggering event, if one were to occur. Finite-lived intangible assets may be impaired when the estimated undiscounted future cash flows generated from the assets are less than their carrying amounts.

The Company may rely on a qualitative assessment when performing impairment test for its intangible asset. Otherwise, the impairment evaluation is performed at the lowest level of identifiable cash flows independent of other assets.

The Company’s intangible assets mainly represented project management system purchased by the Company. The project management system is classified as finite-lived intangible assets and amortized over its useful life of 10 years.

Operating leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842) to account its lease on March 1, 2022.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The Company classifies a lease as a financing lease at lease commencement when the lease meets any one of the criteria:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.
b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.
c.	The lease term is for a major part of the remaining economic life of the underlying asset.
d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.
e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

When none of the criteria are met, the Company classifies a lease as an operating lease.

F-10

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Leases with an initial term of 12 months or less are short-term lease and not recognized as right-of-use assets and operating lease liabilities on the consolidated balance sheet. The Company recognizes lease expense for short-term leases on a straight-line basis over the lease term.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans.

Lease term includes rent holidays and options to extend or terminate the lease when the Company is reasonably certain that the Company will exercise that option. The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company reviews the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset Company and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the customers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

Telecommunication Construction Services

The Company recognizes revenue from provision of Telecommunication Construction Services over time because the Company’s construction activities create or enhance assets controlled by the customers. The Company adopts the input method to measure performance progress and revenue is recognized based on the proportion of the actual costs incurred relative to the estimated total costs. Where the performance progress cannot be determined reasonably, revenue is recognized based on the amount of cost that is expected to be compensated based on the cost already incurred, until the performance progress can be reasonably determined.

Intelligent products

The Company recognizes the net product revenues from the product sales model on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide the specified goods. The Company generates revenue primarily from the sales of intelligent products directly to the customers, with majority of sales transactions were conducted offline. The Company recognizes product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. The Company accounts for shipping and handling fees as a fulfillment cost.

F-11

The following table provides information about disaggregated revenue based on revenue by product types:

	For the years ended March 31,
	2025	2024
Telecommunication engineering services	$720,263	$5,968,562
Intelligent products	-	17,580,582
Total	$720,263	$23,549,144

Contract liabilities

A contract liability is recognized when the customer pays consideration before the Company recognizes the related revenue. A contract liability would also be recognized if the Company has an unconditional right to receive consideration before the Company recognizes the related revenue. In such cases, a corresponding receivable would also be recognized. As of March 31, 2025 and 2024, the Company had contract liabilities of $1,689,834 and $8,112, respectively.

Cost of revenues

Amounts recorded as cost of revenues relate to direct expenses incurred in order to generate revenue. Cost of revenues consists primarily of (i) costs of telecommunication construction services and (ii) taxes and surcharges.

General and administrative expenses

General and administrative expenses consist primarily of salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, freight, general office expenses, professional service fees and allowance for doubtful accounts.

Research and development expenses

Research and development expenses consist primarily of payroll and related expenses for research and development employees involved in designing, developing and maintaining telecommunication information system, and technology infrastructure costs. The Company expects the research and development expenses to increase in absolute amounts in the foreseeable future as the Company continues to invest in technology and innovation to expand the technology capabilities.

Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 13%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverable if input VAT is larger than output VAT. For entities that are qualified for VAT small taxpayers, entities are allowed to enjoy preferential tax rate from 3% to 1% for the period from January 1, 2022 to March 31, 2022 and preferential tax rate from 3% to 0% for the period from April 1, 2022 to December 31, 2022. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the PRC tax authorities for five years from the date of filing. VAT payables are included in accrued liabilities.

Income taxes

The Company followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognizable tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive income as income tax expense.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. The Company had $163,711 and $163,711 to statutory reserves as of March 31, 2025 and 2024, respectively, which were included in retained earnings and statutory reserves in the Company’s consolidated balance sheets.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for financial assets and liabilities, which primarily consist of cash and cash equivalents, accounts receivable, inventories, prepayments and other current assets, accounts payable, accrued liabilities, income tax payable, customer advances, are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

● Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

● Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F-12

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income (loss) includes the foreign currency translation adjustment.

Segment reporting

The Company reports each material operating segment in accordance with ASC 280, “Segment Reporting”. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has determined that it has only one operating segment.

Significant risk

Currency risk

Except for the expenses US$264,939 and US$45,539 for the year ended March 31, 2025 and 2024 respectively are in US$, other expenses derived from PRC subsidiary, and the expense transactions are denominated in RMB and US$362,474 liabilities and US$362,474 equity as of March 31, 2025 and US$97,535 liabilities and US$97,535 equity as of March 31, 2024 are in US$, other assets, liabilities and equity transactions are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in the PRC must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, the PRC’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and short-term investments. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these financial institutions have high credit quality.

The Company also exposures to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by Company of counterparties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. To reduce the potential for risk concentration, the Company generally requires payment after delivery of the services within 90 to 120 days and advanced payment acquired before delivery of goods. Credit limits are established and exposure is monitored in light of changing counterparty and market conditions. For the year ended March 31, 2025, two customers accounted for more than 10% of the Company’s total revenues which totaled of 94% revenue and accounted for 85% of the Company’s total accounts receivable. For the year ended March 31, 2024, three customers accounted for more than 10% of the Company’s total revenues which totaled of 68% revenues and 32% accounts receivable. For the year ended March 31, 2025, the Company had one supplier that accounted for more than 10% of the Company’s total cost of revenues which totaled of 18% and nil% accounts payable. For the year ended March 31, 2024, the Company had one supplier that accounted for more than 10% of the Company’s total cost of revenues which totaled of 81% and nil% accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage our interest risk exposure.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-13

Recent Accounting Pronouncement

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses, The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application—General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating the impact of the update on Company’s consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements—Amendments to Remove References to the Concepts Statements”. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These changes remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). We believe the future adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. For interim and annual reporting periods, an entity shall disaggregate, in a tabular format disclosure in the notes to financial statements, all relevant expense captions presented on the face of the income statement in continuing operations into the purchases of inventory, employee compensation, depreciation, amortization, and depletion. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this Update should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this Update or (2) retrospectively to any or all prior periods presented in the financial statements. We are currently evaluating the impact the adoption of ASU 2024-03 will have on its combined financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The Board issued Update 2024-03 on November 4, 2024. Update 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of Update 2024-03, the Board was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in Update 2024-03 in an interim reporting period, rather than in an annual reporting period. The Board’s intent in the basis for conclusions of Update 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. However, the Board acknowledges that there was ambiguity between the intent in the basis for conclusions in Update 2024-03 and the transition guidance that was included in the Codification when Update 2024-03 was issued. We do not expect the adoption of this accounting standard to have an impact on our combined financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income and statements of cash flows.

NOTE 3 – PREPAYMENTS AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets consisted of the following as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
Prepaid to suppliers	$1,698,432	$25,833
Deposits of rental and project	225,115	323,320
Advances to employees	224,365	37,954
Other prepaid operating expenses	378,222	766,556
Other current asset	27,659	-
Total prepayments and other current assets	2,553,793	1,153,663
Less: Allowance for doubtful accounts	(118,565)	(4,438)
Prepayments and other current assets, net	$2,435,228	$1,149,225

Allowance for doubtful accounts movement is as follows:

	As of March 31,
	2025	2024
Beginning balance	$(4,438)	$(2,047)
Additions to allowance	(114,127)	(2,491)
Foreign currency translation adjustment	-	100
Ending balance	$(118,565)	$(4,438)

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
Accounts receivable	$9,070,199	$9,932,684
Less: Allowance for doubtful accounts	(5,888,028)	(186,649)
Account receivable, net	$3,182,171	$9,746,035

Allowance for doubtful accounts movement is as follows:

	As of March 31,
	2025	2024
Beginning balance	$(186,649)	$-
Additions to allowance	(5,702,415)	(186,649)
Foreign currency translation adjustment	1,036	-
Ending balance	$(5,888,028)	$(186,649)

NOTE 5 – CONTRACT COSTS

	As of March 31,
	2025	2024
Direct labour cost and overhead related to incompleted project	$148,201	$-
	$148,201	$-

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
Office equipment	$9,322	$9,322
Furniture equipment	16,695	16,695
Communication equipment	39,582	39,582
Leasehold improvement	116,483	116,483
Total property and equipment	182,082	182,082
Less: Accumulated depreciation	(66,290)	(38,397)
Foreign currency translation adjustment	(8,379)	(7,422)
Property and equipment, net	$107,413	$136,263

Depreciation expense, which was included in cost of revenues and general and administrative expenses, for the years ended March 31, 2025 and 2024 was $27,893 and $12,408, respectively.

F-14

NOTE 7 – INTANGIBLE ASSETS

Intangible assets and related accumulated amortization were as follows:

	As of March 31,
	2025	2024
Management Information System	$416,003	$416,003
Less: Accumulated amortization	(111,991)	(76,092)
Foreign currency translation adjustment	(52,788)	(50,760)
Total	$251,224	$289,151

Amortization expense for the years ended March 31, 2025 and 2024 was $36,321 and $36,524, respectively, included in cost of revenues and general and administrative expenses. During the years ended March 31, 2025 and 2024, the Company recognized impairment loss of nil and nil, respectively.

As of March 31, 2025, the future estimated amortization costs for intangible assets are as follows:

2026	$36,321
2027	36,321
2028	36,321
2029	36,321
2030	36,321
Thereafter	69,619
Total	$251,224

NOTE 8 – ACCRUED EXPENSES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following:

	As of March 31,
	2025	2024
Staff salaries and welfare payables	$213,391	$145,512
Engineering labor costs payable	2,271,380	2,131,664
VAT and other tax payables	616,085	713,510
Others	775,138	1,163,054
	$3,875,994	$4,153,740

As of March 31, 2025 and 2024 the engineering labor costs accrued according to the progress of the project. Unpaid costs mainly due to the project not completed and accepted. Others represent loan from individuals and expenses paid on behalf of staffs.

NOTE 9 – CONTRACT LIABILITIES

	As of March 31,
	2025	2024
Billings in advance of performance	$1,689,834	$8,112

As of March 31, 2025 and 2024, billings in advance of performance are expected to be recognized as income within one year.

NOTE 10 - INCOME TAXES

United States of America

The Company is registered in the State of Wyoming and is subject to United States of America tax law. The U.S. federal income tax rate is 21%.

British Virgin Islands

The Company’s subsidiary incorporated in the British Virgin Islands is not subject to income or capital gains tax under the current laws of the British Virgin Islands. The British Virgin Islands does not impose withholding tax on dividend payments.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, our subsidiaries incorporated in Hong Kong are subject to a two-tiered profits tax rates regime. Under the two-tiered profits tax rates regime, the first HK$2.0 million of profits of the qualifying Company entity will be taxed at 8.25%, and profits above HK$2.0 million will be taxed at 16.5%. We do not have operations in our Hong Kong subsidiaries and we will not be subject to profits tax. In addition, dividend payments to us are not subject to Hong Kong withholding tax.

The PRC

Generally, the Company’s WFOE, which are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

In January 2019, the State Administration of Taxation announced that from January 1, 2019 to December 31, 2021, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of their taxable income amount for the proportion of taxable income not exceeding RMB1 million; and a 20% corporate income tax on 50% of their taxable income amount of more than RMB1 million but not exceeding RMB3 million. The State Administration of Taxation further announced that from January 1, 2021 to December 31, 2022, for the portion of taxable income not exceeding RMB1 million, the amount of taxable income can be halved from 25% to 12.5%, and the corporate income tax will be levied at 20%, for small and low-profit enterprises, and from January 1, 2022 to December 31, 2024, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of the taxable income amount for the portion of taxable income more than RMB1 million but not exceeding RMB3 million.

F-15

The components of the income tax provision are as follows:

	As of March 31
	2025	2024
Current:
– United States of America	$-	$-
– BVI	-	-
– Hong Kong	-	-
– The PRC	(1,464,984)	500,201

Deferred
– United States of America	-	-
– BVI	-	-
– Hong Kong	-	-
– The PRC	(1,502,033)	(47,140)
Total	$(1,502,033)	$(47,140)

A summary of United States and foreign income (loss) before income taxes was composed of the following:

	For the years ended March 31,
	2025	2024
(Loss) income attributed to PRC operations	$(7,342,366)	$1,700,212
Loss attributed to BVI and Hong Kong	-	-
Loss attributed to U.S.	(264,939)	(45,539)
Income (loss) before tax	$(7,607,305)	$1,745,751

As of March 31, 2025 and 2024, the significant components of the deferred tax assets are summarized below:

	As of March 31
	2025	2024
Balance at the beginning of the year	$49,907	$6,606
Exchange difference	(277)	(323)
Operating lease liabilities	6,609	-
Allowance for doubtful accounts	1,452,018	43,624
Total deferred tax assets, net	$1,508,257	$49,907

As of March 31, 2025 and 2024, the significant components of the deferred tax liabilities are summarized below:

	As of March 31
	2025	2024
Balance at the beginning of the year	$2,767	$7,550
Exchange difference	(16)	(368)
Operating lease right-of-use assets	6,224	-
Less: valuation allowance	(2,751)	(4,415)
Total deferred tax assets, net	$6,224	$2,767

F-16

NOTE 11 - RELATED PARTY TRANSACTIONS

Related Parties

Name of related parties	Relationship with the Company
Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd	Xiaocai Yu is the Legal representative and Director of Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd
Shenzhen Zhongyun Holding Investment Group Co., Ltd	Xiaocai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Group Co., Ltd
Xiaocai Yu	General Manager, Director and Legal representative of PRC Subsidiary
Shenzhen Zhongyun Project Management Software Co., Ltd	Xiaocai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Company Co., Ltd
Shenzhen Zhongyun Information Technology Co., Ltd	Xiaocai Yu is the Legal representative and Director of Shenzhen Zhongyun Information Technology Co., Ltd
ShuHua Liu	Chief Executive Officer, Director of the Company
Shenzhen Baiyuwang E-commerce Co., Ltd	Significant influenced by the Company
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd	Significant influenced by the Company
Shenzhen Nanshan District Zhongyun Computer Development Center	Xiaocai Yu is the operator of the Center
Hongyan Li	Chief Financial Officer of the Company
Shenzhen Zhongshen Consulting Service Co., Ltd	Xiaocai Yu is the Legal representative and Director of Shenzhen Zhongshen Consulting Service Co., Ltd
Yanxiong Wei	Secretary of the Company

Amounts due from related parties as of March 31, 2025 and 2024 are as follows:

	As of March 31
	2025	2024
Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd	$-	$132,958
Shenzhen Zhongyun Holding Investment Co., Ltd	-	44,319
Xiaocai Yu (1)	145,674	132,733
Shenzhen Zhongshen Consulting Service Co., Ltd (2)	14,899	-
	$160,573	$310,010

(1) Advanced to Xiaocai Yu for expenses of telecommunication project. The balance has been settled on June 30, 2025.

(2) Advanced to Shenzhen Zhongshen Consulting Service Co., Ltd’s consulting fee.

Amounts due to related parties as of March 31, 2025 and 2024 are as follows:

	As of March 31
	2025	2024
Shenzhen Zhongyun Project Management Software Co., Ltd (1)	$348,444	$354,549
Shenzhen Zhongyun Information Technology Co., Ltd (2)	80,960	215,245
ShuHua Liu (3)	795,154	488,099
Shenzhen Baiyuwang E-commerce Co., Ltd	-	6,925
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd (4)	307,156	276,996
Shenzhen Zhongyun Holding Investment Group Co., Ltd (5)	725,525	34,625
Hongyan Li (6)	182,555	-
Yanxiong Wei (7)	475	-
	$2,440,269	$1,376,439

(1) Software and leasehold improvement paid by Shenzhen Zhongyun Project Management Software Co., Ltd on behalf of the Company.

(2) Loan from Shenzhen Zhongyun Information Technology Co., Ltd for working capital purpose.

(3) Loan from director Shuhua Liu for working capital purpose.

(4) Loan from Alpha Culture Education Consulting (Shenzhen) Co., Ltd for working capital purpose.

(5) Loan from Shenzhen Zhongyun Holding Investment Group Co., Ltd for working capital purpose.

(6) Loan from Chief Financial Officer Ms. Hongyan Li for for working capital purpose.

(7) Expenses paid by Yanxiong Wei on behalf of the Company.

Amounts due to related parties (non-current) as of March 31, 2025 and 2024 are as follows:

	As of March 31
	2025	2024
Hongyan Li	$206,594	$-
	$206,594	$-

On June 8, 2023, the Company entered into a loan agreement with its Chief Financial Officer Ms. Hongyan Li to obtain funds for daily operation. The loan amount was RMB 1.5 million (approximately US$206,594) for ten years ending June 7, 2033. The loan is non-interest bearing and has no fixed term.

F-17

Cost of revenues from related parties during the years ended March 31, 2025 and 2024 is as follows:

	For the years ended March 31,
	2025	2024
Shenzhen Zhongyun Information Technology Co., Ltd	$-	$-
Shenzhen Zhongyun Electronic Intelligent Technology Co., Ltd	-	-
Shenzhen Nanshan District Zhongyun Computer Development Center	-	575
	$-	$575

Due from related party mainly consists of funds advanced to related parties as borrowings or funds advanced to pay off the Company’s expenses. The balances are unsecured, non-interest bearing.

Due to related parties mainly consists of borrowings for working capital purpose, the balances are unsecured, non-interest bearing and due on demand.

In addition, during the years ended March 31, 2025 and 2024, these related parties paid expenses on the Company’s behalf in an amount of $429,404 and $354,550, respectively.

NOTE 12 – OPERATING LEASES

As of March 31, 2025, the Company has two operating lease agreements for office spaces in PRC with a non-related party.

As of March 31, 2025, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of $26,435.

	As of March 31,
	2025	2024

Right-of-use assets-operating lease	$24,896	$8,542

Operating lease liabilities – current	$26,435	$11,066
Operating lease liabilities – non-current	-	-
Total lease liabilities	$26,435	$11,066

The components of lease expense and supplemental cash flow information related to leases for the years ended March 31, 2025 and 2024 are as follows:

Other information for the years ended	2025	2024
Weighted average remaining lease term (in month)	11	7
Weighted average discount rate	5%	5%

Lease expenses were $16,367 and $30,506 for the years ended March 31, 2025 and 2024, respectively.

NOTE 13 – BANK AND OTHER BORROWINGS

In August 2023, the Company obtained a loan in the principal amount of RMB3,000,000 (approximately $415,494 when borrowed) from Bank of Communications, which bears interest at 5.00%. The loan is guaranteed by Xiaocai Yu, a related party, and pledged by her property. The maturity date is on July 27, 2024. The loan was fully repaid in August 2024.

In February 2023, the Company obtained a loan in the principal amount of RMB1,430,000 (approximately $208,224 when borrowed) from WeBank, which bears interest at 15.05%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on February 20, 2025. The loan was fully repaid in February 2024.

In February 2024, the Company obtained a loan in the principal amount of RMB1,000,000 (approximately $138,498 when borrowed) from WeBank, which bears interest at 16.70%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on January 20, 2026.

In February 2024, the Company obtained a loan in the principal amount of RMB1,000,000 (approximately $138,498 when borrowed) from WeBank, which bears interest at 16.70%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on January 20, 2027.

In February 2024, the Company obtained a loan in the principal amount of RMB817,142.84 (approximately $114,013 when borrowed) from WeBank, which bears interest at 15.05%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on January 20, 2027.

In March 2024, the Company obtained a loan in the principal amount of RMB3,000,000 (approximately $415,494 when borrowed) from SPD Bank, which bears interest at 4.45%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on March 29, 2025. The loan is in the processing of extension.

In August 2024, the Company obtained a loan in the principal amount of RMB3,000,000 (approximately $427,464 when borrowed) from Industrial and Commercial Bank of China, which bears interest at 3.65%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on August 28, 2025.

In November 2024, the Company obtained a loan in the principal amount of RMB2,450,000 (approximately $337,436 when borrowed) from Bank of China, which bears interest at 3.00%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on November 7, 2025.

The balance of the loans borrowed as of March 31, 2025 and 2024 was as follows:

	As of March 31,
	2025	2024
Bank loan from the Bank of China	$334,681	$414,109
Bank of Communications	-	270,071
Bank of Industrial and Commercial	413,187	-
SPD Bank	411,810	415,494
WeBank	232,434	390,169
Aggregate outstanding principal balances	1,392,112	1,489,843
Less: current portion	1,243,617	1,351,345
Non-current portion	$148,495	$138,498

F-18

The total interest expense was $94,783 and $57,767 for the years ended March 31, 2025 and 2024, respectively.

Future minimum loan payments as of March 31, 2025 are as follows:

Year ending March 31,
2026	$1,243,617
2027	148,495
Thereafter	-
Total	$1,392,112

NOTE 14 – CONCENTRATIONS OF RISK

(a) Major customers

For the year ended March 31, 2025, the customers who accounted for more than 10% of the Company’s revenues and the net accounts receivable balances at period-end are presented as follows:

	For the year ended March 31, 2025		As of March 31, 2025
	Revenues	Percentage of revenues	Accounts receivable, net	Percentage of accounts receivable, net
Customer C	$217,939	30%	$1,657,870	52%
Customer G	459,585	64%	1,049,416	33%
Total	$677,524	94%	$2,707,286	85%

For the year ended March 31, 2024, the customers who accounted for more than 10% of the Company’s revenues and the net accounts receivable balances at period-end are presented as follows:

	For the year ended March 31, 2024		As of March 31, 2024
	Revenues	Percentage of revenues	Accounts receivable, net	Percentage of accounts receivable, net
Customer A	$9,444,182	40%	$-	-%
Customer B	3,662,397	16%	-	-%
Customer C	2,875,678	12%	3,098,332	32%
Total	$15,982,257	68%	$3,098,332	32%

(b) Major vendors

For the year ended March 31, 2025, the vendors who accounted for 10% or more of the Company’s cost of revenues and its accounts payable balance at period-end are presented as follows:

	For the year ended March 31, 2025		As of March 31, 2025
	Purchases	Percentage of purchases	Accounts payble	Percentage of accounts payable
Vendor G	$180,164	18%	$-	-%
Total	$180,164	18%	$-	-%

For the year ended March 31, 2024, the vendors who accounted for 10% or more of the Company’s cost of revenues and its accounts payable balance at period-end are presented as follows:

	For the year ended March 31, 2024		As of March 31, 2024
	Purchases	Percentage of purchases	Accounts payble	Percentage of accounts payable
Vendor A	$16,463,377	81%	$-	-%
Total	$16,463,377	81%	$-	-%

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

NOTE 15 – (LOSS) EARNINGS PER SHARE

The following table sets forth the basic and diluted net income per common share computation and provides a reconciliation of the numerator and denominator for the years presented:

	For the years ended March 31,
	2025	2024
Numerator:
Net (loss) income	$(6,142,321)	$1,245,550
Net (loss) income attributable to Alpha One Inc.’s shareholders - basic	(6,142,321)	1,245,550
Net (loss) income attributable to Alpha One Inc.’s shareholders - diluted	(6,142,321)	1,245,550
Denominator
Weighted average common shares outstanding-basic *	10,973,087	10,973,087
Weighted average common shares outstanding-diluted *	10,973,087	10,973,087

Net (loss) income per common share
- Basic	$(0.56)	$0.11
- Diluted	$(0.56)	$0.11

*	given effect of the Reverse Stock Split, see Note 17

NOTE 16 - SEGMENT INFORMATION

Reportable Segment

The Company operates as a single reportable segment, which is consistent with how the CODM, allocates resources and assesses performance. The Company’s operations are centralized and integrated, with financial results reviewed and managed on a consolidated basis. Accordingly, the management has determined that the Company has one reportable segment under ASC Topic 280, Segment Reporting.

Measure of Segment Profit or Loss

The CODM reviews financial information on a consolidated basis, using net income as the primary measure of segment performance to monitor budget versus actual results and decide where to allocate and invest additional resources to achieve continued growth. Net income is defined as revenue less cost of revenue and operating expenses, and other segment items (including interest income, interest expense and other income), and income taxes.

Significant Segment Expense Categories Provided to the CODM

	For the years ended March 31,
	2025	2024
Net revenues	$720,263	$23,549,144
Cost of revenue	(864,677)	(20,411,893)
Gross (loss) profit	(144,414)	3,137,251

Operating expenses
General and administrative	1,219,242	695,672
Finance cost	1,994	5,039
Research and development expenses	95,916	182,574
Other operating expenses	5,852,802	190,544
Total operating expenses	7,169,954	1,073,829

Other expenses, net	292,937	317,671

(Benefit) provision for income taxes	(1,464,984)	500,201

Net (loss) income	$(6,142,321)	$1,245,550

NOTE 17 - SUBSEQUENT EVENTS

Effective On December 3, 2024, the Company has approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of 1-for-7 (the “Reverse Stock Split”). The reverse split became effective with FINRA and in the OTC marketplace on April 28, 2025 when the common stock began trading on a split-adjusted basis. Prior to the reverse split, there were 76,809,533 shares of common stock issued and outstanding. As a result of the reverse split, the Company has 10,973,094 shares of common stock issued and outstanding. The par value remains unchanged at $0.001 per share, which resulted in a reclassification of capital from par value to additional paid-in capital in excess of par value. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Reverse Stock Split.

F-19

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND MARCH 31, 2025

	June 30, 2025	March 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,894	$614
Accounts receivable, net	2,839,971	3,182,171
Contract cost	294,885	148,201
Prepayments and other receivables, net	1,361,762	2,435,228
Due from related party	14,243	160,573
Total current assets	4,512,755	5,926,787

Non-current assets
Property and equipment, net	101,661	107,413
Operating lease right-of-use assets	16,979	24,896
Deferred tax assets	1,677,223	1,508,257
Intangible assets, net	245,132	251,224
Other asset	23,334	29,964
Total Assets	$6,577,084	$7,848,541

Liabilities and Stockholders’ Equity
Accounts payable	948,972	823,331
Accrued expenses and other payables	4,153,212	3,875,994
Bank and other borrowings, current	1,401,261	1,243,617
Contract liabilities	394,738	1,689,834
Income tax payable	656,623	648,617
Deferred tax liability	4,245	6,224
Operating lease liabilities, current	17,986	26,435
Due to related parties	2,410,854	2,440,269
Total current liabilities	9,987,891	10,754,321

Non-current liabilities
Bank and other borrowings	-	148,495
Due to related parties, non-current	209,144	206,594
Total Liabilities	10,197,035	11,109,410

Stockholders’ Deficit
Common stock ($0.001 par value, 450,000,000 shares authorized, 10,973,087 shares issued and outstanding as of June 30, 2025 and March 31, 2025)	10,973	10,973
Additional paid-in capital	1,586,729	1,586,729
Statutory reserves	163,711	163,711
Accumulated deficit	(5,266,030)	(4,938,089)
Accumulated other comprehensive loss	(115,334)	(84,193)
Total Stockholders’ Deficit	(3,619,951)	(3,260,869)

Total Liabilities and Stockholders’ Deficit	$6,577,084	$7,848,541

See accompanying notes to the unaudited condensed consolidated financial statements.

F-20

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME(LOSS)

FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

	Three months ended June 30,
	2025	2024

Net revenues	$3,318,398	$318,845

Cost of revenues	(2,928,480)	(316,433)
Gross profit	389,918	2,412

Operating expenses:
General and administrative expenses	224,779	139,929
Research and development	15,276	28,436
Finance cost	413	279
Provision for credit losses	605,202	86,537
	845,670	255,181

Operating loss	(455,752)	(252,769)

Other income (expense):
Other income	-	161
Other expense	-	(63)
Interest income	2	37
Interest expense	(23,326)	(38,108)
Other expense, net	(23,324)	(37,973)

Loss before income tax	(479,076)	(290,742)

Income tax expense	151,135	20,901

Net loss	$(327,941)	$(269,841)

Other comprehensive income:
Foreign currency translation	(31,141)	(18,190)
Total comprehensive loss	(359,082)	(288,031)

Loss per share
Basic and diluted loss per share	$(0.03)	$(0.02)
Basic and diluted weighted average shares outstanding	10,973,087	10,973,087

See accompanying notes to the unaudited condensed consolidated financial statements.

F-21

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED June 30, 2025 AND 2024

(Unaudited)

	No. of	Common	Additional Paid-in	Statutory	Retained earning (accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Stock	Capital	Reserves	Deficits)	Income (Loss)	Equity
Balance as of March 31, 2024	76,809,533	$76,809	$1,520,893	$163,711	$1,204,232	$(101,819)	$2,863,826
Foreign currency translation adjustment	-	-	-	-	-	(18,190)	(18,190)
Additional paid in capital	-	-	-	-	-	-	-
Net loss for the period	-	-	-	-	(269,841)	-	(269,841

Balance as of June 30, 2024	76,809,533	$76,809	$1,520,893	$163,711	$934,391	$(120,009)	$2,575,795

	No. of	Common	Additional Paid-in	Statutory	Retained earning (accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Stock	Capital	Reserves	Deficits)	Income (Loss)	Deficit
Balance as of March 31, 2025	10,973,087	$10,973	$1,586,729	$163,711	$(4,938,089)	$(84,193)	$(3,260,869)
Foreign currency translation adjustment	-	-	-	-	-	(31,141)	(31,141)
Additional paid in capital	-	-	-	-	-	-	-
Net loss for the period	-	-	-	-	(327,941)	-	(327,941)

Balance as of June 30, 2025	10,973,087	$10,973	$1,586,729	$163,711	$(5,266,030)	$(115,334)	$(3,619,951)

See accompanying notes to the unaudited condensed consolidated financial statements.

F-22

Alpha One Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED June 30, 2025 AND 2024

(Unaudited)

	Three months ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(327,941)	$(269,841)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	24,393	16,089
Noncash lease expense	-	3,693
Allowance for doubtful accounts	605,202	86,537
Deferred tax	(168,966)	(20,324)
Changes in operating assets and liabilities
Accounts receivable	(305,695)	(102,487)
Prepayments and other receivables	1,043,677	(56,917)
Contract cost	(146,684)	-
Accounts payable	125,641	(230,562)
Accrued liabilities	275,239	418,460
Contract liabilities	(1,295,096)	(53)
Income tax payable	8,006	(4,226)
Operating lease obligations	(8,449)	(4,744)
Net cash (used in) operating activities	(170,673)	(164,375)

Cash flows from investing activity
Purchase of property and equipment	-	-
Net cash (used in) investing activity	-	-

Cash flows from financing activities
Repayments to bank loans	(8,034)	(133,600)
Repayments to related parties	-	(66,570)
Collection from related parties	119,465	-
Net cash provided by (used in) financing activities	111,431	(200,170)

Effect of exchange rate changes on cash and cash equivalents	(60,522)	(15,752)
Net changes in cash and cash equivalents	1,280	(380,297)
Cash and cash equivalents–beginning of the period	614	383,682

Cash and cash equivalents–end of the period	$1,894	$3,385

Supplementary cash flow information:
Interest paid	$12,630	$26,125
Income taxes paid	$30	$990

Non-cash investing and financing activities
Expenses paid by related party on behalf of the Company	$109,547	$3,000

See accompanying notes to the unaudited condensed consolidated financial statements.

F-23

Alpha One Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Alpha One Inc. (“we”, “us”, the “Company” or “AOAO”) was originally incorporated in State of Nevada on May 5, 2006 under the name Microscints, Inc. On October 26, 2009 the Company’s name was changed from Microscints, Inc. to World Mobile Holdings, Inc. On March 19, 2020, the Company redomiciled from the State of Nevada to the State of Wyoming. On September 10, 2021, the Company’s name was changed from World Mobile Holdings, Inc. to Alpha One Inc, The Company had been engaged in the various business since its incorporation. The Company was not successful and discontinued the majority of its operation by December 31, 2016. Beginning from January 2017, the Company plans on providing business services and financing to emerging growth entities.

On October 8, 2019, Haining Zhang, filed a petition with the District Court, Clark County, Nevada, and the Court ordered that Mr. Zhang was appointed as receiver for the Company. Consequently, Mr. Zhang is granted the authority to conduct business of the Company pursuant to N.R.S. 78.630. Haining Zhang was appointed the sole officer and director at that time.

On October 15, 2019, the Company issued 100,000,000 shares of common stock, with a par value of $0.001, to Mr. Zhang, our CEO, for $100,000, $99,950 of which was subsequently expensed in its operation by December 31, 2019, and the balance was expensed in its operation in 2020.

On February 8, 2021, the previously issued 100,000,000 shares of common stock were canceled in connection with changes in the Company’s strategic direction.

On March 30, 2021, 100,000,000 shares of common stock, under the control of Haining Zhang, were transferred to Zhuo Wang. As a result, Haining Zhang resigned as the sole officer and director, and Shuhua Liu was appointed as the sole director and CEO of the Company.

On May 1, 2021 the Company amended its article of incorporation to change its authorized capital as following: 50,000,000 shares of preferred stock, par value $0.001 per share; 450,000,000 shares of common stock, par value $0.001 per share. 500,000 shares of Preferred Stock are designated Series A Preferred Stock. On June 17, 2021, the Company issued 245,000 shares of preferred stock to Zhuo Wang, 198,900 shares of preferred stock to Shuhua Liu, and 56,100 shares of preferred stock to Goldcrown International (HK) Limited, controlled by Wei Chen, as compensation for services provided.

On September 10, 2021, the Company effectuated a 100-for-1 reverse stock split, which resulted in a new total of 1,359,447 shares of common stock.

On February 8, 2022, the Company convert 500,000 of its Series A Preferred Stock into common stock with a ratio of 100 for 1.

On March 23, 2023, the Company entered into a share purchase agreement for acquiring 100% equity interests of Zhongyun (BVI) Limited (“Zhongyun BVI”), a BVI incorporated company that conduct its business via its subsidiary Shenzhen Zhongyun Communication Technology Co., Ltd. focusing on electronic products trading and telecommunication engineering services, via issuing 25,450,086 common shares of the Company.As a result of this acquisition, Alpha One Inc. ceased to be a shell company and began operating as an entity intelligent products trading and telecommunication engineering services in the People’s Republic of China.

On April 25, 2025, the Company effected a one for seven reverse stock splits (referred to herein as “reverse split”) of the issued and outstanding shares of common stock, $0.001 par value, by filing a Certificate of Change with the Secretary of State of the State of Wyoming. The reverse split became effective with FINRA and in the OTC marketplace on April 28, 2025 when the common stock began trading on a split-adjusted basis. Prior to the reverse split, there were 76,809,533 shares of common stock issued and outstanding. As a result of the reverse split, the Company has 10,973,094 shares of common stock issued and outstanding.

F-24

Zhongyun (BVI) Limited (“Zhongyun BVI”) was incorporated in the British Virgin Islands on December 6, 2022 with limited liability.

Zhongyun Investment Hong Kong Limited (“Zhongyun HK”) which is 100% owned by Zhongyun BVI, was incorported in the HongKong on December 23, 2022, Zhongyun HK is an investment holding company with no operations. On March 2, 2023, Zhongyun HK acquired Shenzhen Zhongyun Communication Technology Co., Ltd.

Shenzhen Zhongyun Communication Technology Co., Ltd, a Chinese company, a wholly foreign owned enterprise (WFOE), also referred to herein as “Shenzhen Zhongyun”, which was incorporated on August 25, 2020 by the controlling shareholder, Shuhua Liu. Shenzhen Zhongyun is principally engaged in the electronic products trading and telecommunication engineering servicess in the People’s Republic of China (“PRC”).

Shenzhen Zhongyun is the company through which we operate, and which shares our business plan with the goal of developing and providing modern electronic products trading and telecommunication engineering services to our future clients.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. For the three months ended June 30, 2025 and 2024, the Company incurred a net loss of $327,941 and $269,841, respectively and the net cash used cash in operating activities was $170,673 and $164,375 respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

As of June 30, 2025, we have cash on hand and at banks of $1,894, although we assess it is able to conduct our planned operation for the next twelve months after the date that the consolidated financial statements are issued. The continuation of the Company as a going concern is dependent upon (1) the continued financial support from its stockholders and director or its ability to obtain external financing, the company has only obtained verbal funding commitments from stockholders, which are non-binding and may not be fulfilled, no assurance can be given that the accurate financing amount and date. As a result, there can be no assurance that the Company will receive any financing from related parties, or that any funds, if provided, will be in the amounts of at the times needed to support operations. The director “Shuhua Liu” continued to provide the funding as working capital without binding and written funding commitment; (2) further to make the cost controlling; (3) The Company and legal representative will maintain to obtain the revolving credit lines and loans from the bank. and (4) implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Company will be successful in securing sufficient funds to sustain the operations. In long-term, the continuation of the Company as a going concern is dependent upon (i) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations; (ii) Shorten customer payment terms and extend supplier payment terms; and (iii) maintain to obtain the revolving credit lines and loans with lower interest from the bank. We expect that we will be able to renew our existing bank loans upon maturity based on experience and our good credit history.

Basis of presentation

These consolidated financial statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The Company’s fiscal year end is December 31. The Company’s financial statements are presented in U.S. dollars.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the consolidated statements of operations.

As of June 30, 2025, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
Zhongyun (BVI) Ltd	December 6, 2022	AOAO	Investment holding	British Virgin Islands

Zhongyun Investment Hong Kong Ltd	December 23, 2022	Zhongyun BVI	Investment holding	Hong Kong

Shenzhen zhongyun communication technology Co. Ltd	August 25, 2020	Zhongyun HK	Communiciation engineer project service and intelligent products’ trading	Shenzhen, China

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to going concern, allowance of doubtful accounts, allowance of deferred tax asset and uncertain tax position, implicit interest rate of operating leases, useful lives and impairment of long-lived assets, and impairment of goodwill. Actual results may differ from these estimates.

F-25

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Foreign currency translation and re-measurement

The Company’s reporting currency is the Renminbi (“RMB”). The functional currency of the Company and its subsidiary which is incorporated in Hong Kong is United States dollars (“US$”). The functional currencies of the other subsidiaries are their respective local currencies. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Mattters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates.Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in term of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of comprehensive income (loss).

The financial statements of the Company’s entities of which the functional currency is not RMB are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB at the exchange rates at the balance sheet date. Equity accounts other than earning generated in current period are translated into RMB at the appropriate historical rates. Income and expense items are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in other comprehensive income in the consolidated statements of comprehensive income (loss), and the accumulated foreign currency translation adjustments are presented as a component of accumulated other comprehensive income in the consolidated statements of shareholders’ equity if any.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	Three months ended June 30,
	2025	2024
Period-end RMB:US$1 exchange rate	0.139429	0.137602
Period-average RMB:US$1 exchange rate	0.138293	0.138102

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in the PRC.

Accounts receivable and allowance for credit losses

Accounts receivable represents the amounts that the Company has an unconditional right to consideration and is recorded net of allowance for credit losses. The Company uses the roll-rate method to measure the expected credit losses of account receivables, on a collective basis when similar risk characteristics exist. The roll-rate method stratifies the receivables balance by delinquency stages and projected forward in one-year increments using historical roll rate. In each year of the simulation, losses on the receivables are captured, and the ending delinquency stratification serves as the beginning point of the next iteration. This process is repeated on a yearly rolling basis. The loss rate calculated for each delinquency stage is then applied to respective receivables balance. The management adjusts the allowance that is determined by the roll-date method for both current conditions and forecast of economic conditions. When establishing the loss rate, the Company makes the assessment on various factors, including historical experience, credit-worthiness of debtors, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from, the debtors. The Company also provides specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected.. The credit term for the customers of telecommunication engineering services was 90 working days after the quality acceptance checked and the customers of sales of intelligent products was 10 days payment after the contract takes effect (signed and chopped by both parties). The customers, to assess the credit risk characteristics. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable are considered impaired and written-off when it is probable that all contractual payments due will not be collected after all collection efforts have been exhausted. As of June 30, 2025, we have 10% of the receivables within 12 months, 53% within 13 to 24 months and 37% over 24 months. Our allowance for credit losses were $605,202 and $86,537 for the three months ended June 30, 2025 and 2024 respectively

As of June 30, 2025 and March 31, 2025, Accounts receivable aging are as follow:

	June 30, 2025	March 31, 2025
Less than 3 months	$586,062	$32,052
4 to 12 months	352,135	679,966
13 to 24 months	4,948,900	5,082,710
Over 24 months	3,488,797	3,275,471
	$9,375,894	9,070,199

The credit term for the customers of telecommunication engineering services was 90 working days after the quality acceptance checked. As of June 30, 2025 and March 31, 2025, there were $8,789,832 and $9,038,147 respectively past due from the original contract payment terms.

F-26

Property and equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the property and equipment are as follows:

Categories	Estimated useful life
Office equipment	3-5 years
Office furniture	5 years
Leasehold improvement	10 years
Communication equipment	3 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

Intangible assets, net

Indefinite-lived intangible assets are tested for impairment at least annually and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indefinite-lived intangible assets are impaired if their estimated fair values are less than their carrying values.

Finite-lived intangible assets are carried at cost less accumulated amortization and impairment if any. The finite-lived intangible assets are amortized over their estimated useful lives, which are the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company. These intangible assets are tested for impairment at the time of a triggering event, if one were to occur. Finite-lived intangible assets may be impaired when the estimated undiscounted future cash flows generated from the assets are less than their carrying amounts.

The Company may rely on a qualitative assessment when performing impairment test for its intangible asset. Otherwise, the impairment evaluation is performed at the lowest level of identifiable cash flows independent of other assets.

The Company’s intangible assets mainly represented project management system purchased by the Company. The project management system is classified as finite-lived intangible assets and amortized over its useful life of 10 years.

Operating leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Lease (FASB ASC Topic 842) to account its lease on March 1, 2022.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The Company classifies a lease as a financing lease at lease commencement when the lease meets any one of the criteria:

f.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.
g.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.
h.	The lease term is for a major part of the remaining economic life of the underlying asset.
i.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.
j.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

When none of the criteria are met, the Company classifies a lease as an operating lease.

F-27

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Leases with an initial term of 12 months or less are short-term lease and not recognized as right-of-use assets and operating lease liabilities on the consolidated balance sheet. The Company recognizes lease expense for short-term leases on a straight-line basis over the lease term.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans.

Lease term includes rent holidays and options to extend or terminate the lease when the Company is reasonably certain that the Company will exercise that option. The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company reviews the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset Company and include the associated operating lease payments in the undiscounted future pre-tax cash flows..

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

Telecommunication Construction Services

The Company recognizes revenue from provision of Telecommunication Construction Services over time because the Company’s construction activities create or enhance assets controlled by the customers. The Company adopts the input method to measure performance progress and revenue is recognized based on the proportion of the actual costs incurred relative to the estimated total costs. Where the performance progress cannot be determined reasonably, revenue is recognised based on the amount of cost that is expected to be compensated based on the cost already incurred, until the performance progress can be reasonably determined.

Intelligent products

We generate revenue primarily from the sales of intelligent products directly to the customers, with majority of sales transactions were conducted offline. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for shipping and handling fees as a fulfillment cost.

F-28

The following table provides information about disaggregated revenue based on revenue by product types:

	For three months ended June 30,
	2025	2024
Telecommunication engineering services	$629,614	$318,845
Intelligent products	2,688,784	-
Total	$3,318,398	$318,845

Contract liabilities

Contract liabilities consist mainly of customer advances. On certain occasions, the Company may receive prepayments from downstream retailers or wholesales customers for wines, water and other products prior to them taking possession of the Company’s products. The Company records these receipts as customer advances until the control of the products has been transferred the customers. As of June 30, 2025 and March 31, 2025, the Company had contract liabilities of $394,738 and $1,689,834, respectively.

General and administrative expenses

General and administrative expenses consist primarily of salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, general office expenses and professional service fees.

Research and development expenses

Research and development expenses consist primarily of payroll and related expenses for research and development employees involved in designing, developing and maintaining telecommunication information system, and technology infrastructure costs. We expect our research and development expenses to increase in absolute amounts in the foreseeable future as we continue to invest in technology and innovation to expand our technology capabilities.

Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 13%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverable if input VAT is larger than output VAT. For entities that are qualified for VAT small taxpayers, entities are allowed to enjoy preferential tax rate from 3% to 1% for the period from January 1, 2022 to March 31, 2022 and preferential tax rate from 3% to 0% for the period from April 1, 2022 to December 31, 2022. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the PRC tax authorities for five years from the date of filing. VAT payables are included in accrued liabilities.

Income taxes

The Company followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognizable tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive income as income tax expense.

F-29

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. The Company had $163,711 and $163,711 to statutory reserves as of June 30, 2025 and 2024, respectively, which were included in accumulated deficit and statutory reserves in the Company’s consolidated balance sheets.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for financial assets and liabilities, which primarily consist of cash and cash equivalents, accounts receivable, inventories, prepayments and other receivables, accounts payable, accrued liabilities, income tax payable, customer advances, are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

● Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

● Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income (loss) includes the foreign currency translation adjustment.

F-30

Segment reporting

The Company reports each material operating segment in accordance with ASC 280, “Segment Reporting”. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has determined that it has only one operating segment.

Significant risk

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in the PRC must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, the PRC’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and short-term investments. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these financial institutions have high credit quality.

The Company also exposures to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by Company of counterparties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. To reduce the potential for risk concentration, the Company generally requires payment after delivery of the goods within 90 to 120 days. Credit limits are established and exposure is monitored in light of changing counterparty and market conditions. For the three months ended June 30, 2025, two customers accounted for 81%, 16% of the Company’s total revenues. For the three months ended June 30, 2024, two customers accounted for 50%, and 43% of the Company’s total revenues. As of June 30, 2025, three customers accounted for 16%, 33% and 38% of the total accounts receivable balance, respectively. As of March 31, 2025, two customers accounted for 59% and 38% of the total accounts receivable balance, respectively. For the three months ended June 30, 2025, one supplier accounted for 88% of the Company’s total cost of revenues.For the three months ended June 30, 2024, no supplier that accounted for more than 10% of the cost of revenues. As June 30, 2025, three suppliers accounted for 32%, 30% and 10% of the total balance of accounts payable, respectively. As of March 31, 2025, no supplier that accounted for more than 10% of the accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage our interest risk exposure.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-31

Recent Accounting Pronouncement

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses, The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application—General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. The Company is currently evaluating the impact of the update on Company’s consolidated financial statements and related disclosures.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements—Amendments to Remove References to the Concepts Statements”. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These changes remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). We believe the future adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”. The amendments in this ASU are intended to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. For interim and annual reporting periods, an entity shall disaggregate, in a tabular format disclosure in the notes to financial statements, all relevant expense captions presented on the face of the income statement in continuing operations into the purchases of inventory, employee compensation, depreciation, amortization, and depletion. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments in this Update should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this Update or (2) retrospectively to any or all prior periods presented in the financial statements. We are currently evaluating the impact the adoption of ASU 2024-03 will have on its combined financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The Board issued Update 2024-03 on November 4, 2024. Update 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of Update 2024-03, the Board was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in Update 2024-03 in an interim reporting period, rather than in an annual reporting period. The Board’s intent in the basis for conclusions of Update 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. However, the Board acknowledges that there was ambiguity between the intent in the basis for conclusions in Update 2024-03 and the transition guidance that was included in the Codification when Update 2024-03 was issued. We do not expect the adoption of this accounting standard to have an impact on our combined financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income and statements of cash flows.

F-32

NOTE 3 – PREPAYMENTS AND OTHER RECEIVABLES, NET

Prepayments and other receivables consisted of the following as of June 30, 2025 and March 31, 2025:

	June 30, 2025	March 31, 2025
Prepaid to suppliers	$133,992	$1,698,432
Deposit of rental and project	230,682	225,115
Advances to employees	80,251	224,365
Other prepaid operating expenses	1,043,820	378,222
Other current asset	28,001	27,659
Total prepayments and other current assets	1,516,746	2,553,793
Less: Allowance for doubtful accounts	(154,984)	(118,565)
Prepayments and other current assets, net	$1,361,762	$2,435,228

Allowance for doubtful accounts movement is as follows:

	June 30, 2025	March 31, 2025
Beginning balance	$(118,565)	$(4,438)
Additions to allowance	(34,670)	(114,127)
Foreign currency translation adjustment	(1,749)	-
Ending balance	$(154,984)	$(118,565)

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of June 30, 2025 and March 31, 2025:

	June 30, 2025	March 31, 2025
Accounts receivable	$9,375,894	$9,070,199
Less: Allowance for doubtful accounts	(6,535,923)	(5,888,028)
Accounts receivable, net	$2,839,971	$3,182,171

Allowance for doubtful accounts movement is as follows:

	June 30, 2025	March 31, 2025
Beginning balance	$(5,888,028)	$(186,649)
Additions to allowance	(570,532)	(5,702,415)
Foreign currency translation adjustment	(77,363)	1,036
Ending balance	$(6,535,923)	$(5,888,028)

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of June 30, 2025 and March 31, 2025:

	June 30, 2025	March 31, 2025
Office equipment	$9,322	$9,322
Furniture equipment	16,695	16,695
Leasehold improvement	39,582	39,582
Communication equipment	116,483	116,483
	182,082	182,082

Less: Accumulated depreciation	(74,174)	(66,290)
Foreign currency translation adjustment	(6,247)	(8,379)
Property and equipment, net	$101,661	$107,413

Depreciation expense, which was included in cost of revenues and general and administrative expenses, for the three months ended June 30, 2025 and 2024 was $7,079 and $7,017 respectively.

F-33

NOTE 6 – INTANGIBLE ASSETS

Intangible assets and related accumulated amortization were as follows:

	June 30, 2025	March 31, 2025
Management Information System	$416,003	$416,003
Less: Accumulated amortization	(121,072)	(111,991)
Foreign currency translation adjustment	(49,799)	(52,788)
Total	$245,132	$251,224

Amortization expense for the three months ended June 30, 2025 and 2024 was $9,192 and $9,089, respectively, included in cost of revenues and general and administrative expenses.

As of June 30, 2025, the future estimated amortization costs for intangible assets are as follows:

2026	$36,770
2027	36,770
2028	36,770
2029	36,770
2030	36,770
Thereafter	61,282
Total	$245,132

NOTE 7 – ACCRUED EXPENSES AND OTHER PAYABLES

As of June 30, 2025 and March 31, 2025, accrued expenses and other payables consisted of the following:

	June 30, 2025	March 31, 2025

Staff salaries and welfare payables	$226,329	$213,391
Engineering labor cost payables	2,312,256	2,271,380
VAT and other tax payables	799,677	616,085
Others	814,950	775,138
	$4,153,212	$3,875,994

As of June 30, 2025 and March 31, 2025, the engineering labor cost was accrued according to the progress of project. Others represent loan from individuals and expenses paid on behalf of staffs.

NOTE 8 – CONTRACT LIABILITIES

	June 30, 2025	March 31, 2025
Billings in advance of performance	$394,738	$1,689,834

As of June 30, 2025 and March 31, 2025, billings in advance of performance are expected to be recognised as income within one year.

NOTE 9 - INCOME TAXES

United States of America

The Company is registered in the State of Wyoming and is subject to United States of America tax law. The U.S. federal income tax rate is 21%.

British Virgin Islands

Our subsidiary incorporated in the British Virgin Islands is not subject to income or capital gains tax under the current laws of the British Virgin Islands. The British Virgin Islands does not impose withholding tax on dividend payments.

F-34

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, our subsidiaries incorporated in Hong Kong are subject to a two-tiered profits tax rates regime. Under the two-tiered profits tax rates regime, the first HK$2.0 million of profits of the qualifying Company entity will be taxed at 8.25%, and profits above HK$2.0 million will be taxed at 16.5%. We do not have operations in our Hong Kong subsidiaries and we will not be subject to profits tax. In addition, dividend payments to us are not subject to Hong Kong withholding tax.

The PRC

Generally, the Company’s WFOE, which are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

In January 2019, the State Administration of Taxation announced that from January 1, 2019 to December 31, 2021, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of their taxable income amount for the proportion of taxable income not exceeding RMB1 million; and a 20% corporate income tax on 50% of their taxable income amount of more than RMB1 million but not exceeding RMB3 million. The State Administration of Taxation further announced that from January 1, 2021 to December 31, 2022, for the portion of taxable income not exceeding RMB1 million, the amount of taxable income can be halved from 25% to 12.5%, and the corporate income tax will be levied at 20%, for small and low-profit enterprises, and from January 1, 2022 to June 30, 2025, small and low-profit enterprises can enjoy a 20% corporate income tax rate on 25% of the taxable income amount for the portion of taxable income more than RMB1 million but not exceeding RMB3 million.

The components of the income tax provision are as follows:

Three months ended June 30,
	2025	2024
Current tax expense:
– United States of America	$-	$-
– BVI	-	-
– Hong Kong	-	-
– The PRC	-	-

Deferred income tax expenses (benefits)
– United States of America	-	-
– BVI	-	-
– Hong Kong	-	-
– The PRC	(151,135)	(20,901)
Total	$(151,135)	$(20,901)

A summary of United States and foreign income (loss) before income taxes was composed of the following:

	Three months ended June 30,
	2025	2024
Income attributed to PRC operations	$(369,529)	$(287,742)
Loss attributed to BVI and Hong Kong	-	-
Loss attributed to U.S.	(109,547)	(3,000)
Income (loss) before tax	$(479,076)	$(290,742)

As of June 30, 2025 and March 31, 2025, the significant components of the deferred tax assets are summarized below:

	June 30, 2025	March 31, 2025
Balance at the beginning of the year	$1,508,257	$49,907
Exchange difference	18,617	(277)
Operating lease liabilities	(2,194)	6,609
Allowance for doubtful accounts	152,543	1,452,018
Total deferred tax assets, net	$1,677,223	$1,508,257

As of June 30, 2025 and March 31, 2025, the significant components of the deferred tax liabilities are summarized below:

	June 30, 2025	March 31, 2025
Balance at the beginning of the year	$6,224	$2,767
Exchange difference	77	(16)
Operating lease right-of-use assets	(2,056)	6,224
Less: valuation allowance	-	(2,751)
Total deferred tax assets, net	$4,245	$6,224

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NOTE 10 - RELATED PARTY TRANSACTIONS

Related Parties

Name of related parties	Relationship with the Company
Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Electronic intelligent Technology Co., Ltd
Shenzhen Zhongyun Holding Investment Company Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Company Co., Ltd
Youcai Yu	General Manager, Director and Legal representative of PRC Subsidiary
Shenzhen Zhongyun Project Management Software Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Holding Investment Company Co., Ltd
Shenzhen Zhongyun Information Technology Co., Ltd	Youcai Yu is the Legal representative and Director of Shenzhen Zhongyun Information Technology Co., Ltd
ShuHua Liu	Chief Executive Officer, Director of the Company
Shenzhen Baiyuwang E-commerce Co., Ltd	Significant influenced by the Company
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd	Significant influenced by the Company
Shenzhen Nanshan District Zhongyun Computer Development Center	Youcai Yu is the operator of the Center

Amounts due from related parties as of June 30, 2025 and March 31, 2025 are as follows:

	June 30, 2025	March 31, 2025
Youcai Yu	$14,243	$145,674
Shenzhen Zhongshen Consulting Service Co., Ltd	-	14,899
	$14,243	$160,573

As of June 30, 2025 and March 31, 2025, amounts due to related parties are as follows:

	June 30, 2025	March 31, 2025
Shenzhen Zhongyun Project Management Software Co., Ltd	$354,697	$348,444
Shenzhen Zhongyun Information Technology Co., Ltd	81,959	80,960
ShuHua Liu	909,902	795,154
Alpha Cultural Education Consulting (Shenzhen) Co., Ltd	310,808	307,156
Shenzhen Zhongyun Holding Investment Group Co., Ltd	568,338	725,525
Hongyan Li	184,669	182,555
Yanxiong Wei	481	475
	$2,410,854	$2,440,269

Amounts due to related parties (non-current) as of June 30, 2025 and March 31, 2025 are as follows:

	June 30, 2025	March 31, 2025
Hongyan Li	$209,144	$206,594
	$209,144	$206,594

On June 8, 2023, the Company entered into a loan agreement with its Chief Financial Officer Ms. Hongyan Li to obtain funds for daily operation. The loan amount was $209,144 (RMB 1.5 million) for ten years ending June 7, 2033. The loan is non-interest bearing and has no fixed term.

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NOTE 11 – OPERATING LEASES

As of June 30, 2025, the Company has one operating lease agreements for office spaces in PRC with a non-related party.

As of June 30, 2025, the Company recognized operating lease liabilities, in the amount of $17,986.

	June 30, 2025	March 31, 2025

Right-of-use assets-operating lease	$16,979	$24,896

Operating lease liabilities – current	$17,986	$26,435
Operating lease liabilities – non-current	-	-
Total lease liabilities	$17,986	$26,435

The components of lease expense and supplemental cash flow information related to leases for the three months ended June 30, 2025 and 2024 are as follows:

Other information for the months ended	2025	2024
Weighted average remaining lease term (in month)	8	4
Weighted average discount rate	5%	5%

Lease expenses were $8,449 and $4,744 for the three months ended June 30, 2025 and 2024, respectively.

NOTE 12 – BANK AND OTHER BORROWINGS

In August 2023, the Company obtained a loan in the principal amount of RMB3,000,000 (approximately $415,494 when borrowed) from Bank of Communications, which bears interest at 5.00%. The loan is guaranteed by Xiaocai Yu, a related party, and pledged by her property. The maturity date is on July 27, 2024. The loan was fully repaid in August 2024.

In February 2023, the Company obtained a loan in the principal amount of RMB1,430,000 (approximately $208,224 when borrowed) from WeBank, which bears interest at 15.05%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on February 20, 2025. The loan was fully repaid in February 2024.

In February 2024, the Company obtained a loan in the principal amount of RMB1,000,000 (approximately $138,498 when borrowed) from WeBank, which bears interest at 16.70%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on January 20, 2026.

In February 2024, the Company obtained a loan in the principal amount of RMB1,000,000 (approximately $138,498 when borrowed) from WeBank, which bears interest at 16.70%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on January 20, 2027.

In February 2024, the Company obtained a loan in the principal amount of RMB817,142.84 (approximately $114,013 when borrowed) from WeBank, which bears interest at 15.05%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on January 20, 2027.

In March 2024, the Company obtained a loan in the principal amount of RMB3,000,000 (approximately $415,494 when borrowed) from SPD Bank, which bears interest at 4.45%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on March 29, 2025. The loan is in the processing of extension.

In August 2024, the Company obtained a loan in the principal amount of RMB3,000,000 (approximately $427,464 when borrowed) from Industrial and Commercial Bank of China, which bears interest at 3.65%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on August 28, 2025.

In November 2024, the Company obtained a loan in the principal amount of RMB2,450,000 (approximately $337,436 when borrowed) from Bank of China, which bears interest at 3.00%. The loan is guaranteed by Xiaocai Yu, a related party. The maturity date is on November 7, 2025.

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The balance of the loans borrowed as of June 30, 2025 and March 31, 2025 was as follows:

	June 30, 2025	March 31, 2025
Bank loan from the Bank of China	$337,418	$334,681
Bank of Industrial and Commercial	418,287	413,187
SPD BANK	416,893	411,810
WeBank	228,663	232,434
Aggregate outstanding principal balances	1,401,261	1,392,112
Less: current portion	1,401,261	1,243,617
Non-current portion	$-	$148,495

The total interest expense was $19,032 and $26,220 for the three months ended June 30, 2025 and 2024, respectively.

Future minimum loan payments as of June 30, 2025 are as follows:

Year ending,
2026	$1,401,261
Thereafter	-
Total	$1,401,261

NOTE 13 – CONCENTRATIONS OF RISK

(a) Major customers

For the three months ended June 30, 2025, the customers who accounted for more than 10% of the Company’s revenues and the net accounts receivable balances at period-end are presented as follows:

	For the three months ended June 30, 2025		As of June 30, 2025
	Revenues	Percentage of revenues	Accounts receivable, net	Percentage of accounts receivable, net
Customer I	$2,688,784	81%	$-	-
Customer J	537,998	16%	441,013	16%
Customer G	91,616	3%	1,084,959	38%
Customer C	-	-	934,848	33%
Total	$3,318,398	100%	$2,460,820	87%

For the three months ended June 30, 2024, the customers who accounted for more than 10% of the Company’s revenues and the net accounts receivable balances at period-end are presented as follows:

	For the three months ended June 30, 2024		As of June 30, 2024
	Revenues	Percentage of revenues	Accounts receivable, net	Percentage of accounts receivable, net
Customer C	$159,738	50%	2,897,449	30%
Customer G	137,165	43%	2,478,065	25%
Customer D	-	-	1,704,038	17%
Customer E	-	-	1,255,370	13%
Total	$296,903	93%	$8,334,922	85%

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(b) Major vendors

For the three months ended June 30, 2025, the vendors who accounted for 10% or more of the Company’s cost of revenues and the accounts payable balance at period-end are presented as follows:

	For the three months ended June 30, 2025		As of June 30, 2025
	Purchases	Percentage of purchases	Accounts payble	Percentage of accounts payable
Vendor H	$2,582,060	88%	$-	-
Vendor D	-	-	303,140	32%
Vendor E	-	-	284,842	30%
Vendor I	-	-	92,369	10%
Total	$2,582,060	88%	$680,351	72%

Vendor H is the intelligent products supplier.

For the three months ended June 30, 2024, the vendors who accounted for 10% or more of the Company’s cost of revenues and the accounts payable balance at period-end are presented as follows:

	For the three months ended June 30, 2024		As of June 30, 2024
	Purchases	Percentage of purchases	Accounts payable	Percentage of accounts payable
Vendor B	$-	-	$505,715	39%
Vendor D	-	-	299,168	23%
Vendor E	-	-	218,199	17%
Vendor G	-	-	146,199	11%
Total	$-	-	$1,169,281	90%

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

NOTE 14 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the June 30, 2025 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$3,089
Legal fees and expenses	$25,000
Accounting fees and expenses	$210,000
Total	$238,089

Item 14. Indemnification of Directors and Officers

(a)	The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized in the specific case by the Board of Directors of the Company.
(b)	Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.
(c)	If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Wyoming, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(d)	Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Wyoming shall be made in accordance with the applicable provisions of Wyoming law.

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(e)	The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.
(f)	The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.
(g)	Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification for which indemnification or advancement of expenses is sought.
(h)	The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we sold the following securities which were not registered under the Securities Act, all of which were offered and sold in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act.

On March 20, 2023, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, Zhongyun (BVI) Limited, a British Virgin Islands Corporation (“Zhongyun BVI”) and the shareholder of Zhongyun BVI, pursuant to which we acquired all the ordinary shares of Zhongyun BVI in exchange for the issuance to the shareholder of Zhongyun BVI of an aggregate of 25,450,086 shares of the Company. The shareholders are the selling security holders in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, Zhongyun BVI became a wholly-owned subsidiary of the Company. This was a non-public offering under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Document

2.1	Share Exchange Agreement, dated as of March 23, 2023
3.1	Articles of Amendment (name change), filed on September 7, 2021
3.2	Articles of Amendment and Certificate of Designation for Preferred Series A Stock, file on June 17, 2021
3.3	Bylaws of the Company
5.1	Opinion of Rockville Law Company LLC
10.1	English translation of the Purchase Contract between Shenzhen Zhongyun Communication Technology Co., Ltd. and Shenzhen JingMeiJing Technology Co., Ltd.
10.2	English translation of the Purchase Contract between Shenzhen Zhongyun Communication Technology Co., Ltd. and Shenzhen JingMeiJing Technology Co., Ltd.
10.3	English translation of the Contract between Shenzhen Zhongyun Communication Technology Co., Ltd. and Shenzhen Zhongyun Information Technology Co., Ltd.
10.4	English translation of the Contract between Shenzhen Zhongyun Communication Technology Co., Ltd. and Shenzhen Wan Xiang Xing Guang Technology Co., Ltd
10.5	English translation of the Contract between Shenzhen Zhongyun Communication Technology Co., Ltd. and Beijing Hua Guang Hao Yang Technology Co., Ltd
23.1	Consent of Bush & Associates, CPA LLC
107	Filing Fee

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Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen Guangdong China, on December 12, 2025.

Alpha One Inc..

December 12, 2025	By:	/s/ Shuhua Liu
Shuhua Liu
Chairman and Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

December 12, 2025	By:	/s/ Shuhua Liu
Shuhua Liu
Chairman and Chief Executive Officer and Director
(Principal Executive Officer)

December 12, 2025	By:	/s/ Hongyan Li
Hongyan Li
Chief Financial Officer
(Principal Financial and Accounting Officer)

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